310468743.12 Business Use RHODE ISLAND ENERGY RETIREMENT PLAN (Established Effective January 14, 2022)

TABLE OF CONTENTS

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ARTICLE I	INTRODUCTION	1
1.1	Name	1
1.2	Purpose	1
1.3	History	1
1.4	Classification	1
ARTICLE II	DEFINITIONS	2
ARTICLE III	PARTICIPATION	14
3.1	Commencement of Participation	14
3.2	Duration of Participation	14
3.3	Transfers	14
ARTICLE IV	SERVICE AND REEMPLOYMENT	15
4.1	Years of Service	15
4.2	Hour of Service	15
4.3	Hours of Service for Nonpaid Absences	16
4.4	Hours of Service Accumulated Solely for Service Continuity	16
4.5	Additional Service Credits.	17
4.6	Reemployment	18
4.7	Years of Service for Cash Balance Benefit Purposes	19
ARTICLE V	ELIGIBILITY FOR RETIREMENT INCOME	21
5.1	Commencement of Retirement Income	21
5.2	Normal Retirement Date	21
5.3	Early Retirement Date	21
5.4	Vesting	21
5.5	Vested Terminations	21
5.6	Concurrent Retirement Benefits Date	21
5.7	Benefits During Employment	21
5.8	No Reduction of Vesting	21
ARTICLE VI	AMOUNT OF RETIREMENT INCOME AND PAYMENTS	22
6.1	Basic Retirement Amount for Nonunion Employees.	22
6.2	Basic Retirement Amount for Union Employees.	23

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(continued)

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6.3	Normal Form of Payment	23
6.4	Normal Retirement Income - Amount	24
6.5	Minimum Benefits.	24
6.6	Maximum Benefit	25
6.7	Early Retirement Income - Amount	25
6.8	Deferred Vested Retirement Income - Amount	30
6.9	Concurrent Retirement Benefits - Amount.	30
6.10	Commencement of Distributions	30
6.11	Cash Balance Participants	31
ARTICLE VII	PRE-RETIREMENT SPOUSE BENEFIT	32
7.1	Eligibility	32
7.2	Amount of Spouse’s Benefit	32
7.3	Payment of Spouse’s Benefit	32
7.4	Cash Balance Participants	32
ARTICLE VIII	[RESERVED]	33
ARTICLE IX	OPTIONAL FORMS OF PAYMENT AND ELECTION PROCEDURES	34
9.1	Waiver of Normal Form and Election of Optional Form of Payment	34
9.2	Waiver and Election Procedure.	34
9.3	Temporary Nonpayment of Retirement Income	35
9.4	Optional Forms of Payment	35
9.5	Limitation on Distributions to Beneficiaries and Contingent Annuitants	36
ARTICLE X	CONTRIBUTIONS	38
10.1	Employer Contributions	38
10.2	Expenses	38
10.3	Funding Policy	38
10.4	Return of Contributions to the Employer	38
ARTICLE XI	ADMINISTRATION	39
11.1	Administration by the Employee Benefit Plan Board	39

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(continued)

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11.2	Duties and Powers of Employee Benefit Plan Board and Administrative Committee	39
11.3	Employee Benefit Plan Board	40
11.4	Reliance On Reports and Certificates	40
11.5	Functions	40
11.6	Indemnification of the Employee Benefit Plan Board	40
11.7	Corrective Action	41
11.8	Rules and Regulations	41
ARTICLE XII	LIMITATION ON BENEFITS IF PLAN IS TERMINATED	42
12.1	Restrictions on Distributions to Certain Highly Compensated Employees	42
12.2	Limitation on Applicability	42
ARTICLE XIII	TOP HEAVY LIMITATIONS	43
13.1	Provisions to Apply	43
13.2	Special Vesting	43
13.3	Minimum Benefits	43
13.4	Maximum Compensation	43
13.5	Minimum Benefits	43
ARTICLE XIV	AMENDMENT OF THE PLAN	44
14.1	Right to Amend	44
14.2	Restrictions on Amendment	44
ARTICLE XV	TERMINATION OF THE PLAN	45
15.1	Events Constituting Termination.	45
15.2	Partial Termination	45
15.3	Allocation of Assets	45
15.4	Manner of Distribution	46
15.5	Residual Amounts	46
ARTICLE XVI	RETIREE MEDICAL ACCOUNT	47
16.1	401(h) Account	47
16.2	Payment of Medical Benefits	47

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16.3	Contributions to the 401(h) Account	47
ARTICLE XVII	ASSIGNMENTS, PAYMENTS, AND MISCELLANEOUS PROVISIONS	48
17.1	Nonalienation of Benefits	48
17.2	Payment Under Qualified Domestic Relations Orders	48
17.3	Payment of Benefits.	48
17.4	Insufficiency of Funds	51
17.5	Effectuation of Interest	51
17.6	No Implied Right to Employment	51
17.7	Plan Assets: Merger or Transfer	51
17.8	Headings	51
17.9	Copy of Plan	51
17.10	Gender and Number	51
17.11	Separability	51
17.12	Uniform Application	52
17.13	Participant's Period of Military Service	52
17.14	Governing Law	52
17.15	Appendices and Supplements	52
17.16	Minimum Distribution Requirements	52
ARTICLE XVIII	CASH BALANCE BENEFIT	54
18.1	Eligibility for Cash Balance Benefit	54
18.2	Cash Balance Benefit.	54
18.3	Termination and Reemployment	56
18.4	Payment of Cash Balance Benefit	57
18.5	Death Benefits	58
ARTICLE XIX	LIMITATIONS ON BENEFITS UNDER CODE SECTION 415 OF THE CODE	60
19.1	Section 415 Limitations	60
ARTICLE XX	LIMITATIONS ON BENEFITS UNDER SECTION 436 OF THE CODE	63
20.1	Purpose and Effective Date of this Article	63

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310468743.12 TABLE OF CONTENTS (continued) Page v Business Use 20.2 arget Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent............................................................................................................ 63 20.3 Limitations Applicable If the Plan Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent............................................ 64 20.4 Limitations Applicable If the Plan Sponsor Is In Bankruptcy ....................... 65 20.5 One-Time Application. .................................................................................. 65 20.6 Provisions Applicable After Limitations Cease to Apply.............................. 65 20.7 Notice Requirement ....................................................................................... 67 20.8 Methods to Avoid or Terminate Benefit Limitations .................................... 67 20.9 Special Rules. ................................................................................................. 67 20.10 Definitions...................................................................................................... 70 APPENDIX I ........................................................................................................................ 71 APPENDIX IA ........................................................................................................................ 80 APPENDIX IV ........................................................................................................................ 86 SUPPLEMENT M ....................................................................................................................... 88

310468743.12 1 Business Use INTRODUCTION 1.1 Name. The Plan shall be known as the Rhode Island Energy Retirement Plan. 1.2 Purpose. The purpose of the Plan is to provide eligible Participants and their Spouses or Beneficiaries with periodic income after retirement in addition to benefits provided under the Federal Social Security Act. 1.3 History. This Plan is a spin-off of the Natio the spin-off and the date this Plan is established is January 14, 2022. The Plan was established as of this 2022 spin-off date to duplicate the provisions of the Predecessor Plan. Assets and liabilities from the Predecessor Plan were allocated to the Plan to comply with the requirements of Code §401(a)(12), 414(l), ERISA §4044, and their attendant regulations. Thus the prior restatements and history of the Predecessor Plan also effectively serve as the prior restatements and history of the Plan. The Plan is intended to comply with all applicable laws, including ERISA and the Code, and regulations thereunder. 1.4 Classification. The Plan shall be treated as a single employer plan, and not as a multi-employer plan for all purposes under ERISA and the Code.

310468743.12 2 Business Use DEFINITIONS The following words and phrases when used in the Plan shall have the following meanings, unless a different meaning is plainly required by the context. Accrued Benefit means the monthly benefit, payable to a Participant at Normal Retirement Date (or any later retirement date) on a straight life annuity basis, determined in accordance with Sections 6.1, 6.2, 6.6, and 6.7 (whichever are applicable) based on Years of Service and Final Average Compensation as of any date of determination. Actuarial Equivalent and Actuarial Equivalence mean that the present value of two benefits which differ in the form and/or timing of payment are of equal value determined, except as otherwise specified in the Plan, on the basis of 8.5% interest and the 1971 TPF&C Forecast Mortality Table for Males, with Participant ages set back two years and beneficiary ages set back four years; provided, however, for the purposes of calculating present values for subsection 19.3(a), both Participant and Beneficiary ages will be set back two years. Actuary means a accordance with regulations under ERISA issued by the Joint Board for the Enrollment of Actuaries, or a firm, corporation, or other organization which employs such a person, and who or which has been selected by the Employee Benefit Plan Board. Administrator means the EBPB. Affiliated Company or Affiliated Companies shall mean (a) any corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as the Employer; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which the Employer is a member; (c) any trade or business (whether or not incorporated) that is under common control with the Employer, as determined under section 414(c) of the Code, and (d) any other organization or entity that is required to be aggregated with the Employer under section 414(o) of the Code and regulations issued thereunder. Alternate Payee means the alternate payee under a qualified domestic relations order relating to the Plan. Applicable Interest Rate 417(e)(3) and implementing regulations and other guidance thereunder, as follows: (a) segment rates described in Code Section 417(e)(3)(D) applied under rules similar to the rules of Code Section 430(h)(2)(C) (determined by not taking into account any adjustment under clause (iv) thereof) for the month of February immediately preceding the Plan Year rs, as specified by the Commissioner of the Internal Revenue Service in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin that applies to the Benefit Commencement Date.

310468743.12 3 Business Use Any reference in this Plan to the interest rate under Code Section 417 shall be construed as a reference to the Applicable Interest Rate. Applicable Mortality Table applicable Service for purposes of Code Section 417(e)(3)(B) (or a successor thereto) in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin that applies to the Benefit Commencement Date. Any reference in this Plan to the mortality table or assumption under Code Section 417 shall be construed as a reference to the Applicable Mortality Table. Base Compensation means Compensation, but excluding overtime pay, premium pay, awards, bonuses of any type, and incentive compensation. provided, however, that effective differential pay, and incentive compensation. Basic Retirement Amount means the amount determined in accordance with Section 6.1 or 6.2, whichever is applicable. Beneficiary means the person or persons or other legal entity designated in a writing provided to the Administrator by a Participant to receive any benefits under this Plan payable upon the death of the Participant, other than as provided in Article VII and other than a Contingent Annuitant. All Beneficiary designations (and any changes thereto) shall be made on such form and in such manner as prescribed by the Administrator from time to time, and in accordance with such rules and procedures (including spousal consent requirements, if applicable) as are set forth under the terms of the Plan. If more than one person is designated as Beneficiary, each shall have an equal share unless the designation directs otherwise. Any designation, change or revocation shall be effective only if it is received by the Administrator before the death of the Participant. If no valid Beneficiary des surviving Spouse, if any; otherwise, the benefit shall be paid to the estate of the Participant. In the case of a Cash Balance Participant, Beneficiary status will be determined in conjunction with Section 18.5. Benefits Commencement Date means the date as of which an annuity or lump sum becomes payable by election of the Participant in accordance with the terms of the Plan and written procedures of the Employee Benefit Plan Board (including the completion of such forms and the provision of such advance notice of benefit commencement as may be required under the aforementioned Plan terms or procedures) or such date as is otherwise required by Code section 401(a)(9) or 401(a)(14). It is intended that the Benefits Commencement Date shall be the nefits Commencement Date shall be the first day of a month subject to adjustment under Section 17.2. Notwithstanding the fact that the Benefits Commencement Date is as of the first of a month, the actual date that the annuity or lump sum is paid may occur after the payment processing is finalized following the Benefits Commencement Date. After initial processing, lump sum payments for

310468743.12 4 Business Use Cash Balance Participants and all payments for Union Employee members of Local 12431 will be made as of the last day of the month for which the payment is attributable, and annuity payments for all other Participants, including Cash Balance Participants, will be made as of the first day of the month for which the payment is attributable. Board means the Board of Directors of PPL Services Corporation. Break in Service means a period of 12 consecutive months beginning on the severance date determined under Section 4.6 if the Employee does not perform an Hour of Service within that 12- month period. A period during which the Employee is on leave pursuant to the Family and Medical Leave Act shall not count toward the 12-month period. Even if a Break in Service occurs, an Participant under Section 18.3. Cash Balance Benefit means a Cash Bal Article XVIII. Cash Balance Employee defined in the National Grid Plan) under the National Grid Plan on the Closing Date. Cash Balance Participant means a current or former Cash Balance Employee who participates in the Plan in accordance with Article III. Closing Date stock in The Narragansett Electric Company takes place. Code means the Internal Revenue Code of 1986, as amended from time to time. Compensation means the base pay paid to an Employee by the Employer during each month within the sixty consecutive month per authorized paid leave, and contributions made pursuant to salary reduction agreements to the Elective Benefits Plan, any defined contribution plan sponsored by the Employer or an Affiliated Company, or any Code Section 125 plan sponsored by the Employer or an Affiliated Company, provided that: (a) For Union Employees. With respect to periods during which an Employee is a Union Employee, Compensation shall also include: floor bonuses, performance based bonuse number of hours an Employee union representative spends on union business (not to exceed 40 hours in a given week) for which he or she is not otherwise compensated by his or her Employer multiplied by his or her straight hourly rate, provided said hours are documented premium pay; other bonuses; options; Employer contributions to the National Grid USA

310468743.12 5 Business Use pursuant to a salary reduction agreement (meaning matching contributions); compensation deferred under other plans; reimbursement of expenses; payments made from the supplemental disability income program, or the short-term disability or long-term disability plans; Christmas remembrances; awards and other additional forms of earnings (including other contributions made by the Employer to or under any form of employee benefit program, including health insurance or severance pay). (b) For Nonunion Employees. With respect to periods during which an Employee is a Nonunion Employee, Compensation also includes: overtime pay, premium pay, incentive compensation, merit lump sum payments made in lieu of base pay, and bonuses. Incentive compensation and bonuses that are not deferred are treated as Compensation for the month in which paid, while earnings deferred under another plan but paid to the Nonunion Employee from such other plan prior to the Termination Date are treated as Compensation for the month in which the amounts would have been paid if not deferred. However, Compensation shall exclude: Employer contributions to the National other defined contribution plans not made pursuant to a salary reduction agreement (meaning matching contributions); compensation deferred under other plans; reimbursement of expenses; payments made from the supplemental disability income program, or the short-term disability or long-term disability plans; Christmas remembrances; awards and other additional forms of earnings (including other contributions made by the Employer to or under any form of employee benefit program, including health insurance or severance pay); and shares allocated or -Term Performance Share Award Plan or the National Grid Transco PLC Performance Share Plan 2002 (or its successor plans), or any similar plan in which the Employee may participate. Concurrent Retirement Benefits Date means for a Participant who is not a 5-percent owner (as defined in section 416(i)(1)(B) of the Code), the later of: (a) (b) April 1 of the calendar year following the calendar year in which the Participant attains age 72 (age 70½ for a Participant born before July 1, 1949); or (c) April 1 of the calendar year following the calendar year in which the Participant retires. A Participant who attains age 70½ during the calendar year of 1996, 1997, or 1998, continues to be an Employee, and would otherwise qualify for retirement benefits, shall have the option to receive retirement benefits as required and in accordance with section 401(a)(9) of the Code, the applicable Treasury Regulations, and Section 6.10, commencing on or after the date specified in (b), above. Five percent owners must begin receiving distributions no later than April 1 of the calendar year following the calendar year in which such a Participant attains age 70½ (age 72 for a Participant born on or after July 1, 1949; provided, however, that such a Participant shall have the option, to the extent required by law, to receive retirement benefits as required and in accordance with section 401(a)(9) of the Code, the applicable Treasury Regulations, and Section 6.10, commencing on April 1 of the calendar year following the calendar year in which such

310468743.12 6 Business Use Participant attains age 70½). Effective April 1, 2010, any Union Participant who continues to be an Employee after reaching April 1 of the calendar year following the calendar year in which he or she attains age 70½, and who would otherwise qualify for retirement benefits, shall have the option to receive retirement benefits as required and in accordance with section 401(a)(9) of the Code, the applicable Treasury Regulations, and Section 6.10, commencing on or after such date. Contingent Annuitant means the person designated in accordance with Sections 6.3 or 9.1 to receive lifetime monthly benefit payments in the ev designated, in a writing provided in accordance with Sections 9.1 and 9.2 by the Participant to the Employer, if: (a) the Participant is not married; provided, however, that if such Participant subsequently marries on or before the Benefits Commencement Date the Spouse shall automatically become the Contingent Annuitant absent a written consent pursuant to subsection (b) below; or (b) consent acknowledges the effect of such designation and is witnessed by a notary public or a Plan representative. Covered Compensation means the average of Social Security taxable wage bases for computing old age Social Security benefits in the 35 calendar years up to and including the Designated Employer means PPL. The Designated Employer shall conclusively be deemed the representative of the Employer hereunder, and any action permitted to or requested of the Employer which shall be taken by the Designated Employer shall, for the purposes of the Plan, be binding upon the Employer affected thereby. Upon written notice thereof filed with the Insurance Company and the Trustee, the Designated Employer may, as of a specified date subsequent to such filing thereof, designate in its place any of the Employer or any successor thereof to act thereafter as the Designated Employer for the purposes of the Plan. Early Retirement Date means the date determined in accordance with Section 5.3. Eligible Retired Medical Participant means a Participant who is a former Nonunion Employee: (a) with respect to whom a Termination Date has occurred; (b) medical programs as in effect from time to time; and (c) is not a Key Employee. Employee means any common law employee of the Employer (as reflected on the other than: (a) an individual who is covered by a collective bargaining

310468743.12 7 Business Use agreement that does not provide for inclusion in the Plan; (b) any independent contractor and any individual paid or supplied by an agency or a party other than the Employer, such as a staffing company, temporary employment agency, temporary help service company, employee leasing organization, professional employment organization, or other third-party provider of labor (except this exclusion shall not apply to Union agents who participate pursuant to an agreement with the Employer); (c) interns (other than management interns), co-op students, or summer students, except in the event that such an individual is later hired as a regular full-time or part-time employee, in which case they shall be deemed an employee as of their original date of hire; (d) a citizen nor a resident of the United States and who receives from the Employer no earned income (within the meaning of section 911(d)(2) of the Code) which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code). Directors are not Employees merely by virtue of that office. The definitions and classifications herein shall apply notwithstanding any subsequent reclassification of an individual as an employee by a court, governmental agency, or settlement agreement. Solely for purposes of discrimination testing pursuant to sections 401(a)(4) and 401(a)(26) of the Code, for the purposes of the minimum participation and coverage requirements of section 410 of the Code, for applying the vesting requirements of section 401(a)(7) of the Code, and for law to be treated as employees for such purposes. eligibility to participate in the Plan shall specifically exclude any individual who was not employed by The Narragansett Electric Company and actively accruing a benefit in the National Grid Plan on the Closing Date; provided, however, an individual who is hired by an Employer from National Grid or an affiliate on or after the Closing Date and was actively accruing a benefit in the National Grid Plan on the date of their termination from National Grid or its affiliate, is an Employee. Notwithstanding the foregoing, Employee includes any former employee of The Narragansett Electric Company who retired from The Narragansett Electric Company and who, as of Closing Date had an Accrued Benefit under the National Grid Plan. Employee Benefit Plan Board or EBPB means the entity appointed by the Board as the fiduciary named to administer the Plan, as provided in Article XI. Employer means The Narragansett Electric Company or an Affiliated Company. ERISA means the Employee Retirement Income Security Act of 1974, as from time to time amended, and any regulations issued pursuant thereto. FAPP I ay Pension Plan I, as in effect on March 30, 2000. FAPP II Plan II, as in effect on March 30, 2000.

310468743.12 8 Business Use Final Average Compensation -month Compensation during any consecutive sixty month period of employment (or during total employment if less than sixty months) within the last one hundred twenty months of employment; provided, however, that on or after April 1, 1994, no more than $150,000 annually of Compensation as adjusted by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code) shall be taken into account in computing Final Average Compensation; provided, however, that effective with the Plan Year beginning April 1, 2002, the compensation limit adjustment to $200,000 (as adjusted) under section 401(a)(17) shall apply to pre-April 1, 2002 periods for Participants with Termination Dates on or after April 1, 2002. Any bonus paid (including any National Grid USA Goals cash bonuses or any contributions made by the Employer or any incentive compensation plan) following termination of employment shall not be included in Final Average Compensation. For the purpose of this definition, periods of time during which the Employee was on an approved leave of absence or was receiving supplemental disability income, short-term disability, or long-term disability payments shall be ignored for purposes of determining consecutive months of employment. Further, periods between January 1, 1998 and March 31, 2004 during which a Participant was a Northborough Noncontinuing Employee shall be ignored for all purposes under this definition. 401(h) Account means the account established in accordance with Section 18.1. Funds means any and all cash, securities, and other property held on behalf of Participants by the Trustee under the Trust Agreement, parties so authorized by the Trust Agreement, and the Insurance Company. High Five Year Compensation 415 Compensation for those five consecutive Years of Service for Minimum Benefit Purposes (or if the Participant has less than five such years, then for his or her number of consecutive Years of Service for Minimum Benefit Purposes) for which his or her aggregate compensation is greatest. Any Plan Year which is not a Year of Service for Minimum Benefit Purposes shall be ignored in consecutive. High Three Years means those three consecutive calendar years of employment with the not been employed for three consecutive calendar years, then his or her High Three Years shall be his or her actual consecutive calendar years of employment. Highly Compensated Employee means with respect to any Plan Year, an Employee who: (a) is a 5% owner, as defined in section 416(i)(1) of the Code either for the current Plan Year or the immediately preceding Plan Year; or (b) (1) received more than $130,000 (as indexed) in compensation (as defined in Code section 414(s)), in the immediately preceding Plan Year, from the Employer or an Affiliated Company; and (2) was among the top 20% of all employees of the Employer and Affiliated Companies ranked by compensation (as defined in Code section 414(s)), in the

310468743.12 9 Business Use immediately preceding Plan Year, (excluding employees described in section 414(q)(5) of the Code to the extent permitted under the Code and regulations thereunder). Hour of Service means each hour accumulated by a Participant during a Plan Year pursuant to Sections 4.2, 4.3, or 4.4. Insurance Company means any legal reserve life insurance company so designated by the Designated Employer. Interest means the interest credited in accordance with the Group Annuity Contract to April 1, 1976, plus interest thereafter compounded annually at the rates of: (a) 5% per annum for Mandatory Employee Contributions, and (b) 2% per annum for employer contributions made on behalf of the Participant. Investment Manager means a person: (a) who has the power to manage, acquire, or dispose of any of the Funds; (b) who (i) is registered as an investment advisor under the Investment (iii) is an Insurance Company; and (c) who has acknowledged in writing that he, she, or it is a fiduciary as defined in ERISA, with respect to the Plan. Key Employee means any Employee or former Employee who at any time during a Plan Year is or was: (a) an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)); provided, however, that no more than 50 Employees or former Employees shall be treated as Key Employees solely by reason of being officers; (b) an owner of (or a person considered as owning within the meaning of section 416(i)(1) of the Code) more than five percent of the outstanding stock, or of the total combined voting power of all stock, of any of the Employer, PPL, or an Affiliated Company; or (c) an owner of (or a person considered as owning within the meaning of section 416(i)(1) of the Code) more than one percent of the outstanding stock, or of the total combined voting power of all stock, of any of the Employer, PPL, or an Affiliated Company, who had or has an annual compensation from the Employer in excess of $150,000.

310468743.12 10 Business Use The determination of Key Employees shall be made and applied separately for those companies that are wholly owned subsidiaries of or affiliated or associated companies of the Designated Employer. period that former Employee remains a Key Employee. Mandatory Employee Contributions means contributions made by a Participant - and not by the Employer on behalf of the Participant - as a requirement for participation in any prior defined benefit plan maintained by the Employer. Medical Benefits means benefits related to medical expenses as defined in section 213(d) of the Code (including without limitation premiums for sickness, accident, or hospitalization insurance, premiums paid to health maintenance organizations, payments for Medicare Part B reimbursement, or similar premiums and payments). National Grid means National Grid USA Service Company and any of its affiliates or subsidiaries, as applicable. National Grid Plan Plan, as amended and restated as of April 1, 2020 and thereafter amended. Nonunion Employee means any Employee who is not included in a unit of employees covered by a collective bargaining agreement. Nonservice Year means a twelve month period in which a Participant accumulates less than 501 Hours of Service starting with the twelve month period ending on the first anniversary of the Participant's date of hire and basing subsequent determinations on Plan Years beginning with the e. Normal Retirement Date means the later of: (a) the first of the month coincident with or next following the date a Participant attains his or her 65th birthday; or (b) except in the case of a Cash Balance Participant, the first of the month coincident with or n the Participant commenced participation in the Plan if the Participant became an Employee or a Nonparticipating Employee after his or her 60th birthday. Normal Retirement Income means the monthly pension benefit payable to a retired Employee commencing on his or her Normal Retirement Date and in the normal form of payment. In accordance with Code Section 411(a) and the Treasury Regulations issued thereunder, the Normal Retirement Income of a Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon separation from service at or prior to normal retirement age under the Plan exclusive of Social Security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the normal retirement benefit, and disregarding any actuarial subsidies. For purposes of comparing periodic benefits in the same

310468743.12 11 Business Use form, commencing prior to and at normal retirement age, the greater benefit is determined by converting the benefit payable prior to normal retirement age into the same form of annuity benefit payable at normal retirement age and comparing the amount of such annuity payments. Participant means any Employee or former Employee who participates in the Plan pursuant to Article III. Plan means the Rhode Island Energy Retirement Plan, as amended from time to time. Plan Year means a twelve-month period beginning on April 1 of any year. PPL shall mean PPL Services Corporation and its successors. Prior Plans means the documents listed in Appendix I and IA of the National Grid Plan. Qualifying Hour has the meaning set forth in Section 4.2. Retirement Income means the monthly benefit for which a Participant is eligible pursuant to Article V, calculated in accordance with Article VI. Section 415 Compensation limitations on benefits under Section 415 of the Code as defined under Article XIX. Social Security Amount means the estimated annual Primary Old Age Insurance Amount which the Participant would receive under the Federal Social Security Act as in effect on the her Normal Retirement Date (or a later retirement date elected pursuant to Article V). The Social Security Amount shall be determined on the basis of earnings with the Employer only and shall be for purposes of subparagraph (a)(iii) of Section 6.2, based upon the assumption that the Participant will not receive, after any date of determination, any income that would be treated as wages for purposes of the Social Security Act. Once the Social Security Amount is determined for a Participant, it shall not be affected by changes thereafter in the Social Security Act. Spouse Benefit Commencement Date, or, if earlier, the person who is lawfully married to a Participant at the Participant separated from, or has been abandoned (within the meaning of local law) by him or her, as evidenced to the satisfaction of the Employee Benefit Plan Board. Termination Date means, subject to Section 5.7, the date on which a Participant ceases to be in the employ of the Employer and any Affiliated Company. Top Heavy Plan Year means a Plan Year, if as of the applicable determination date for such Plan Year,

310468743.12 12 Business Use (a) the sum of the present value of the total accrued benefits of all Key Employees under the Plan and each other defined benefit plan which is aggregated with this Plan, and (b) the sum of the account balances of all Key Employees under each defined contribution plan which is aggregated with this Plan, exceeds 60 percent of the sum of such amounts for all Employees or former Employees ( other than former Key Employees or Employees who have not performed services for the Employers at any time during the one- year period ending on the determination date) under such plans. For purposes of this definition, the present value of any accrued benefit under a defined benefit plan, and the value of an account balance under a defined contribution plan, shall be increased by the aggregate distributions made with respect to such employee under the plan during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group. In the case of any distribution made for a reason other than severance from employment, death, or disability, the above shall be applied by substituting "5-year-period" for "1-year period." Amounts held under any plan as rollover contributions or as a result of a plan-to-plan transfer shall not be taken into account under such plan if such amounts were contributed or transferred to such plan subsequent to December 31, 1983, or were contributed at the instigation of the Employee and were transferred or distributed from a plan not maintained by an Employer. The present value of accrued benefits for purposes of this definition is calculated using an interest rate of 5.5%, the Applicable Mortality Table defined in this Article II and based on a benefit payable at normal retirement age ( excluding any pre-retirement death and disability benefits). If the Plan is in an aggregation group that includes two or more defined benefit plans, these actuarial assumptions shall be used for purposes of Top Heavy testing with respect to all such plans. For purposes of this definition, the term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan. Accrued benefits or account balances under a plan will be determined as of the most recent valuation date in the 12-month period ending on the applicable determination date of the plan; provided, however, that in the case of a defined benefit plan such valuation date must be the same date as employed for minimum funding purposes and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable Treasury Regulations. For purposes of this definition, the accrued benefits of any Non-Key Employee shall be determined (i) under the method which is used for accrual purposes for all plans of the Employers, or (ii) if there is no method described in (i), as if such benefit accrued

310468743.12 13 Business Use not more rapidly than the slowest accrual rate permitted under section 411(b)(l)(C) of the Code. There will be aggregated with this Plan any other plan of an Employer (including any plan that has been terminated if maintained within five years of the applicable determination date) (i) under which at least one Key Employee participates and which is able to satisfy the requirements of sections 401(a)(4) or 410 of the Code by reason, at least in part, of the existence of this Plan, or (ii) if at least one Key Employee is a Participant hereunder, in which a Key Employee participates or which enables a plan maintained by an Employer in which a Key Employee participates (including, but not limited to, the Plan) to satisfy the requirements of sections 401(a)(4) or 410 of the Code. Any plan of an Employer not required to be aggregated with the Plan under the preceding sentence may nevertheless, at the discretion of the Committee, be aggregated with the Plan if the benefits and coverage of all aggregated plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code. Notwithstanding the foregoing, for purposes of determining whether the Plan is top- heavy under this definition, proportional subsidies shall be disregarded while non- proportional subsidies (i.e., subsidies which apply to a group of employees that would not independently satisfy the requirements of Code section 410(b)) shall be taken into account assuming commencement at the age at which the benefit is most valuable in accordance with Treasury Regulation section 1.416-1, T-26. Trust Agreement means the agreement by and between the Designated Employer and the Trustee, for the purposes of the Plan, as such may be amended from time to time. Trustee means any bank or other financial institution so designated by the Board. Union Employee means any person in the employ of the Employer who is an Employee included in a unit of employees covered by a collective bargaining agreement which provides for participation in this Plan. Year of Service means a Year of Service as determined in Article IV. Year of Service for Minimum Benefit Purposes means each Year of Service excluding, however, (a) any such Year which ends in or within which ends a Plan Year which began before January 1, 1984, and (b) any such Year which begins after the last day of the most recent Plan Year which was a Top Heavy Plan Year.

310468743.12 14 Business Use PARTICIPATION 3.1 Commencement of Participation. Any Employee who participated in the National Grid Plan on the Closing Date shall become a Participant in the Plan as of the Closing Date. Any Employee who is hired by an Employer shall become a Participant in the Plan on date of hire. 3.2 Duration of Participation. Each Participant who acquires a nonforfeitable benefit in the Plan shall remain a Participant until such time as the Plan obligations are satisfied. 3.3 Transfers. Notwithstanding any provision of the Plan to the contrary, any Participant actively accruing a benefit in the Plan who transfers employment to an Affiliated Company shall continue to participate in this Plan and accrue a benefit based on Compensation earned and Years of Service credited while employed with an Affiliated Company.

310468743.12 15 Business Use SERVICE AND REEMPLOYMENT 4.1 Years of Service. Except with respect to Cash Balance Employees, Years of Service shall be accumulated as follows: (a) One Year of Service shall be accumulated during any Plan Year in which an Employee has 1,000 or more Hours of Service. (b) and last Plan Year. The fractional Year of Service accumulated during each such period (maximum of 1,000) to 1,000. (c) Employees who are reemployed and who are credited with Years of Service for a period of service prior to reemployment pursuant to Section 4.6 shall be credited with for the year of reemployment. The fractional Year of Service accumulated during each such period shall be the ratio of the (maximum of 1,000) to 1,000. (d) Other than those provided for in (b) and (c) above, no Year of Service shall be credited during any Plan Year in which an Employee has less than 1,000 Hours of Service. If an Employee shall, however, incur five or more Nonservice Years in consecutive Plan Years, he or she shall lose the previously accumulated Years of Service unless he or she had met the criterion for vesting set out in Section 5.4. 4.2 Hour of Service. Except as provided in subsections 4.6(c) and (d) and subsection (d) below, in each Plan Year during his or her employment, an Employee will receive 190 Hours (a) each hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer (each such hour to be credited to the Employee for the Plan Year in which the duties were performed); (b) each hour for which the Employee is directly or indirectly paid or entitled to payment by the Employer (including payments under the supplemental disability income program, and including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums such as the short-term and long-term disability plans) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Plan Year in which such period of time occurs; provided, however, that not more than the greater of (i) 1001 Hours of Service in the first Plan Year in which the payments commence less the number of Hours otherwise earned in that Plan Year, or (ii) 501 Hours of Service, shall be credited to an Employee (A) on account of any single

310468743.12 16 Business Use continuous period of layoff, and (B) on account of any single continuous period following a termination of employment, whether or not either such period occurs in a single Plan Year; provided, further, that Hours of Service shall not be credited under this subsection (b) to an Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan unemployment compensation, or disability insurance laws. (c) each hour not counted under subsection (a) or (b) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by the Employer, each such hour to be credited to the Employee for the Plan Year to which the award or agreement for back pay pertains, provided that crediting of Hours of Service under this subsection (c) with respect to periods described in subsection (b) above shall be subject to the limitations set forth therein; (d) as of January 1, 1993, each hour an Employee union representative spends on union business and is provided earnings credit under subsection (a) of the definition of Compensation; and (e) Hours of Service for purposes of determining whether rehire is for greater than or less than 500 Hours of Service under subsections 4.6(c) and (d) shall be determined by counting each Qualifying Hour in lieu of crediting 190 Hours of Service for each month that the Employee is credited with a Qualifying Hour. Hours of Service to be credited to an Employee under (a), (b) , or (c) above will be calculated and credited pursuant to paragraphs (b) and (c) of Section 2530.200(b)-2 of the Department of Labor Regulations which are incorporated herein by reference. 4.3 Hours of Service for Nonpaid Absences. Hours of Service may be credited during approved leaves of absence, including, but not limited to, those due to pregnancy, jury duty, military service (up to 5 consecutive years), and medical reasons, for which no payment is made to the Participant. The determination of Hours of Service accumulated for such periods of nonpaid absence shall be made by the Employee Benefit Plan Board in accordance with applicable rules, regulations, and restrictions the Employee Benefit Plan Board has reduced to writing. The determination of accumulated Hours of Service shall be made on a uniform, nondiscriminatory manner applicable to all Plan Participants. 4.4 Hours of Service Accumulated Solely for Service Continuity. If, during any Plan Year, a Participant has accumulated less than 501 Hours of Service pursuant to Sections 4.2 and 4.3, he or she may accumulate additional Hours of Service for leaves of absence that are not otherwise qualified for benefit accrual and vesting purposes, as determined by the Employee Benefit Plan Board. In addition, if a Participant has accumulated less than 501 Hours of Service, he or she will be credited with an Hour of Service for each noncompensated hour while absent from service on of the pregnancy

310468743.12 17 Business Use of the Participant, the birth of a child of the Participant, or the placement of a child with the Participant in connection with the adoption of such child by the Participant or for purposes of caring for such child for a period beginning immediately following such birth or placement. No such credit will be given, however, unless the Participant submits to the Employee Benefit Plan Board evidence satisfactory to it establishing the date of any such birth or placement and adoption and such other evidence as the Employee Benefit Plan Board, consistent with applicable law, may require to establish the period of qualifying absence. Such Hours of Service shall be credited up to a maximum of 501 Hours of Service per consecutive period of absence, solely for purposes of (a) if the qualifying period of absence continued into the computation period he computation Hours of Service need not be credited in the initial computation period to prevent a break in vesting service with respect to the initial computation period, in the subsequent computation period, and (b) otherwise in the initial computation period. The determination of Hours of Service accumulated pursuant to this Section 4.4 shall be made by the Employee Benefit Plan Board in accordance with applicable rules, regulations, and restrictions the Employee Benefit Plan Board has reduced to writing. The determination of accumulated Hours of Service shall be made in a uniform, nondiscriminatory manner applicable to all Plan Participants. In no event shall Hours of Service accumulated under this Section 4.4 when added to Hours of Service accumulated under Sections 4.2 and 4.3 exceed 501 Hours of Service for any Plan Year. 4.5 Additional Service Credits. (a) For purposes of Section 5.4 for Nonunion Employees, as well as for purposes of Section 20.2(a)(i) for a Cash Balance Employee, but for no other purposes, a Participant who worked for a company that, in relationship to the Employer, falls within a ode (a company for periods during which the company was part of the Controlled Group with the Employer. Service credit shall be made whether said employment occurs prior to or after being employed by the Employer. (b) Years of Service shall in addition include such partial periods as are collectively bargained on behalf of Union Employee Participants, which provisions shall likewise apply to Non-Union Employee Participants who are employed and participating in the Plan on or after the effective date of the collectively-bargained benefits. Notwithstanding anything contained herein to the contrary, Years of Service may include periods of employment on a regular full-time basis with certain companies, or categories of companies previously designated in a list maintained by National Grid. Additional service credit shall be granted in a uniform, nondiscriminatory manner by the Employee Benefit Plan Board to an Employee if on his or her date of hire such list included the company for which he or she was a regular full-time employee immediately prior to such

310468743.12 18 Business Use date. In accordance with Article VI, benefits under the Plan will be reduced by benefits accrued under another pension plan for duplicate service granted under this Section 4.5. For purposes of determining the amount described in subparagraphs 6.1(a)(vii) and 6.2(a)(iv), if the Participant has withdrawn, at any time prior to the commencement of payment of benefits hereunder, any lump sum withdrawal or settlement from any qualified retirement plan for which duplicative service time has been granted, other than a 401(k) plan, said amount shall be converted into a straight life annuity using the actuarial factors provided herein. (c) For purposes of Section 5.4 for Nonunion Employees, but for no other purpose, Years of Service shall include the period of employment with an affiliate or subsidiary of the Employer that is 40% or more owned by the Employer or a subsidiary of the Employer provided said employment occurs immediately following employment with the Employer. 4.6 Reemployment. A Participant whose employment ceases and who is subsequently reemployed shall be treated as follows: (a) If the Participant was not vested pursuant to Section 5.4, any Years of Service such Participant may have accumulated before his or her termination shall be reinstated at the time he or she again becomes a Participant unless he or she has forfeited such Years of Service in accordance with Section 4.1. (b) If the Participant was vested pursuant to Section 5.4, upon reemployment as an Employee his or her participation in the Plan, Years of Service and Accrued Benefit accumulated before his or her termination shall be reinstated, provided that the Participant had not commenced receiving retirement benefits. (c) If a vested, reemployed Participant had commenced receiving retirement benefits and was rehired on terms providing for more than 40 actual Hours of Service (not based upon the 190-hour equivalency provision) a month after reemployment, payment of such benefits (including any social security supplemental benefit) shall cease, his or her Years of Service and Accrued Benefit accumulated prior to his or her termination shall be reinstated and he or she shall continue to accrue benefits, in accordance with the provisions of this Plan. Notwithstanding any provision of the Plan to the contrary, if such a Participant has been credited with additional Years of Service or years of age under the Plan in connection with a voluntary early retirement offer (including, but not limited to, the programs set forth in Supplements B through J of the National Grid Plan), the Participant will not be credited with Years of Service or years of age for purposes of determining the any such voluntary early retirement offer; provided further, that if a Participant received any other voluntary early retirement offer derived pension enhancement, the value of that enhancement (including the actuarial value of any social security supplemental benefit received and the value of any remaining payments following re-retirement) shall offset accruals post re-employment on an payments shall resume (including any remaining social security supplemental benefit

310468743.12 19 Business Use payable until age 62) on the first day of the month coincident with or next following the earlier of his or her subsequent Termination Date of his or her Concurrent Retirement Benefits Date. However, if the Participant had been distributed Accumulated Employee Contributions, or a lump sum payment in accordance with subsection 19.3(a), the Participant shall be given the option of either repaying in full the distribution with interest Basic Retirement Amount will not be otherwise reduced from what it was immediately following his or her termination. Any suspension of retirement benefits required by this subsection (c) on account of reemployment shall be carried out only to the extent permitted by, and consistent with, the requirements of Section 203 of ERISA, section 411(a)(3)(B) of the Code and the regulations promulgated thereunder. (d) If a vested, reemployed Participant had commenced receiving retirement benefits and was rehired on terms providing for 40 or fewer actual Hours of Service (not based upon the 190 hour equivalency provision) a month after reemployment, payment of such benefits shall continue but no further benefits shall accrue in accordance with the provisions of this Plan. 4.7 Years of Service for Cash Balance Benefit Purposes. Notwithstanding the foregoing, for purposes of determining a Cash Balance Participant benefit under Article XX, service shall be credited as follows: (a) Years of Service. (i) An Employee shall be credited with a Year of Service as of each actively employed or otherwise being credited with service pursuant to this Article IV on of Service. (ii) If an Employee is not actively employed (or treated as employed pursuant to this Article IV on January 1) the Employee shall be credited with the first or next Year of Service (as applicable) as of any date in the Plan Year that the Employee again is actively employed, provided the return date is within 12 consecutive months of the earlier of: (A) the severance from service date; or (B) a date before the severance from service date when the Employee began an absence not treated as employment under this Article IV. (iii) If an Employee returns to active employment after a gap in service, as determined under subsection (b), the Employee will retain any years of service credited up to the severance from service date. After the Employee returns, future years of service will be credited in accordance with the other rules in this Section 4.7. (b) Severance from Service Date. After the date of hire, a Cash Balance he

310468743.12 20 Business Use Employee quits, retires, is discharged or dies; or (ii) the 12-month anniversary of the date the Employee first is absent from employment for another reason, not considering periods of absence for which an Employee is otherwise credited with service under this Article IV. If the severance from service date is the date the Employee quits, retires or is discharged, service generally is credited for the period after the severance from service date if the Employee has an Hour of Service within 12 months of that date. However, if the Employee began an absence before quitting, retiring or being discharged, the Hour of Service must occur within 12 months of that earlier date in order for service to be credited after the severance from service date. (c) Special Rules for Crediting Service. (i) A Cash Balance Participant who is entitled to benefits under a disability plan maintained by the Employer shall continue to be credited with service under this Plan while receiving benefits under the disability plan beyond his or her Termination Date, if and to the extent needed for vesting purposes. However, a period of service credited on this basis shall not be counted in determining the rate of the Company Credits for a reemployed Participant under the formula in Section 20.2 below. (ii) For rehired Employees and former Union Employees who become Cash Balance Participants, Years of Service while a Cash Balance Participant shall not count as Years of Service for further benefit accruals under Section 6.2(a) of the Plan.

310468743.12 21 Business Use ELIGIBILITY FOR RETIREMENT INCOME 5.1 Commencement of Retirement Income. Subject to the provisions of Sections 6.10, and 6.11, each Participant otherwise entitled to Retirement Income shall elect the date on which payment of his or her Retirement Income shall commence, which date must be (i) an Early Retirement Date or (ii) on or after his or her Normal Retirement Date. 5.2 Normal Retirement Date. A Participant who retires on or after his or her Normal Retirement Date shall be entitled to receive Retirement Income on the first day of the month next following his or her Termination Date determined pursuant to Sections 6.4, 6.5, or 6.6, whichever is applicable. 5.3 Early Retirement Date. A Participant who has attained age 55 but not age 65 and has completed at least five Years of Service may retire on an Early Retirement Date which shall Retirement Income shall be determined pursuant to Section 6.8. 5.4 Vesting enefit or Cash Balance Benefit (as the case may be) shall be vested after five Years of Service, determined in accordance with Article IV. Notwithstanding the foregoing, a Cash Balance Participant shall be vested after three Years of Service (determined in accordance with Article IV), provided the Participant has worked at least one Hour of Service after December 31, 2007. Vesting shall automatically occur upon a 5.5 Vested Terminations. A Participant who is entitled to Retirement Income, whose Termination Date occurs before he or she is eligible to retire on a Normal or Early Retirement Date, and who has met the vesting requirement under Section 5.4, shall be entitled to a deferred vested Retirement Income determined pursuant to Sections 6.9 and 8.1. 5.6 Concurrent Retirement Benefits Date. A Participant who continues to be an Employee after his or her Concurrent Retirement Benefits Date shall be entitled to receive Retirement Income determined in accordance with Section 6.10, subject to all other applicable provisions of the Plan, unless otherwise provided, as they would apply to a Participant retiring on said Concurrent Retirement Benefits Date. 5.7 Benefits During Employment. Notwithstanding any provisions of the Plan to the contrary, other than as provided in Sections 4.6(d) and 5.6, no Participant shall receive benefits the Employer (as set forth in section 1563(a) of the Code). 5.8 No Reduction of Vesting. If the vesting schedule provisions under the Plan are amended and a Participant is required pursuant to ERISA to have an opportunity to remain subject to the vesting schedule under the Plan as in effect prior to such amendment, the Participant shall be deemed to have elected to be subject to the vesting schedule provisions (either those in effect before such amendment or those in effect after such amendment) which are the most favorable to the Participant.

310468743.12 22 Business Use AMOUNT OF RETIREMENT INCOME AND PAYMENTS 6.1 Basic Retirement Amount for Nonunion Employees. (a) For a Participant who is a Nonunion Employee, the Basic Retirement Amount under this Plan shall be equal to 1/12 of the sum of (i), (ii), (iii), (iv), (v) and (vi), less (vii): (i) 1.5% of Final Average Compensation for each Year of Service as a Nonunion Employee up to 10 years; (ii) 1.3% of Final Average Compensation for each Year of Service as a Nonunion Employee between 10 and 20 years; (iii) 1.25% of Final Average Compensation for each Year of Service as a Nonunion Employee between 20 and 30 years; (iv) 0.6% of Final Average Compensation for each Year of Service as a Nonunion Employee over 30 years; (v) 0.53% (applicable to Participants who have a Termination Date on or after April 1, 2001) of Final Average Compensation in excess of the Covered Compensation for each Year of Service as a Nonunion Employee, up to 35 years; (vi) any benefit payable to a Participant pursuant to Appendix IV expressed on a straight life annuity basis; and (vii) any annual benefit payable on a straight life annuity basis which was accrued for service granted pursuant to Section 4.5. (b) Subject to Subsection 6.6(f), if a Participant has accumulated Years of Service under this Plan both as a Nonunion Employee and as a Union Employee and is a aggregated Years of Service and Final Average Compensation; provided that the benefit payable under this Section 6.1 shall be in lieu of any benefit payable under Section 6.2. (c) Notwithstanding the foregoing, no Cash Balance Participant (while a Cash Balance Participant) will have Retirement Income calculated in accordance with Subsection 6.1(a) above. Such Cash Balance Participant for the period while he or she is a Cash Balance Participant shall instead have his or her Cash Balance Benefit calculated in accordance with Article XX. For rehired Employees who became Cash Balance Participants and former Union Employees who become Nonunion Employees on or after January 1, 2010, Years of Service credited while the Participant is a Cash Balance Participant do not count as Years of Service for purposes of further benefit accruals under Section 6.1 or Section 6.2.

310468743.12 23 Business Use 6.2 Basic Retirement Amount for Union Employees. (a) The Basic Retirement Amount under this Plan for a Participant who is a Union Employee shall be equal to 1/12 of the result of (i) plus (ii) less (iii) and (iv) below: (i) 1.9% of Final Average Compensation for each Year of Service as a Union Employee up to 30 years; (ii) 1.0% (0.8% for terminations prior to September 1, 2007) of Final Average Compensation for each Year of Service as a Union Employee in excess of 30 years; (iii) 1.333% of the Social Security Amount for each Year of Service as a Union Employee to a maximum of 46.66%; (iv) any annual benefit payable on a straight life annuity basis which was accrued for service granted pursuant to Section 4.5. (b) Subject to Section 6.6(f), if a Participant has accumulated Years of Service under this Plan both as a Nonunion Employee and as a Union Employee and is a Union under this Section 6.2 bas Years of Service and Final Average Compensation; provided that the benefit payable under this Section 6.2 shall be in lieu of any benefit payable under Section 6.1. (c) Notwithstanding the foregoing, no Cash Balance Participant will have Retirement Income (while a Cash Balance Participant) calculated in accordance with Section 6.2. Such Cash Balance Participant for the period while he or she is a Cash Balance Participant shall instead have his or her Cash Balance Benefit calculated in accordance with Article XX. For rehired Employees and former Union Employees who become Nonunion Employees on or after January 1, 2010, Years of Service credited while the Participant is a Cash Balance Participant do not count as Years of Service for purposes of further benefit accruals under Section 6.1 or Section 6.2. 6.3 Normal Form of Payment. Retirement Income shall be payable in the normal form as follows: (a) If a Participant has a Spouse, the normal form of payment shall be a amount of Retirement Income as determined under the applicable Sections of this Article VI. If the Spouse of a Participant receiving Retirement Income payments in the normal form predeceases such Participant, Retirement Income payments shall prospectively revert to the amount that would have been payable had the Participant elected a straight life annuity option at his or her Concurrent Retirement Benefits Date, Normal Retirement Date (or a later retirement date elected pursuant to Article V), Early Retirement Date, or commencement of deferred vested Retirement Income in accordance with Section 6.9.

310468743.12 24 Business Use (b) If a Participant does not have a Spouse, the normal form of payment shall be a straight life annuity with no amount of Retirement Income payable after the 6.4 Normal Retirement Income - Amount. The amount of Normal Retirement Income payable to a Participant (other than a Cash Balance Participant) commencing on or after his or her Normal Retirement Date, or on his or her Concurrent Retirement Benefits Date, shall be his or her Basic Retirement Amount as determined under Sections 6.1, 6.2 or 6.6 (whichever is applicable), adjusted for Actuarial Equivalence if payment is in any form other than a straight life annuity. Notwithstanding the foregoing, each Participant who was receiving pension income or had a vested benefit as of April 1, 1978 or was a Gas Company Employee (other than Former Gas Company Employees) participating in the New England Electric Company Final Average Pay Plan II shall receive such benefits in the amount and in the form specified in the applicable provisions of the Prior Plans as in effect on the day before the Effective Date. Effective January 1, 2005, any Participant who continues to work beyond his or her Normal Retirement Date shall, upon his or her Termination Date, be entitled to the value of his or her Accrued Benefit or Cash Balance Benefit, as applicable, as of his or her Benefits Commencement In the event that such suspension of benefits notice is not provided, the Participant shall be entitled to a benefit that is no less than the value of his or her Accrued Benefit or Cash Balance Benefit, as applicable, determined as of his or her Normal Retirement Date, actuarially adjusted through the nefits Commencement Date is later than April 1 of the calendar year following the calendar year in which he or she attains age 72 (or 70½, if applicable) due to the fit or Cash Balance Benefit, as applicable, shall, to the extent required under Section 401(a)(9)(C)(iii) of the Code, be actuarially increased to take into account the period subsequent to such date for which no benefit payments were made. 6.5 Minimum Benefits. (a) A Participant who participated in Prior Plans shall be entitled to a minimum Retirement Income, provided on a straight life annuity basis, calculated under the applicable provisions of the Prior Plans with the base rate of compensation and unit value (as defined in the Prior Plans) frozen as of the Effective Date. (b) An Employee becoming a Participant subsequent to April 1, 1976, who was included in 828 GAC shall be entitled to a minimum Retirement Income, provided on a straight life annuity basis, calculated in accordance with Plan provisions applicable to such Employee on the day before becoming a Participant in this Plan with Compensation frozen as of the day before becoming a Participant in this Plan.

310468743.12 25 Business Use (c) A Participant who was an active Employee on April 1, 1991, shall be entitled to a minimum Retirement Income calculated on a straight life annuity basis (the form of payment to be determined in accordance with Sections 6.3, 6.4, and 9.1), in accordance with the Plan provisions immediately prior to such date with Compensation and Years of Service frozen as of such date; provided that, in calculating the minimum benefit determined on an Early Retirement Date the adjustment shall be calculated under Date. (d) If a Participant has transferred between this Plan and any predecessor plan, or between Nonunion and Union Employees status, the Participant shall be entitled to a minimum Basic Retirement Amount equal to what he or she would have received had he prior to the transfer. (e) A Participant who retires on or after April 1, 1994, and whose Accrued Accrued Benefit through March 31, 1994, under the then applicable terms of the Plan, plus future service benefit accruals after March 31, 1994, under the then applicable term of the Plan, determined in accordance with regulations under Section 401(a)(17) of the Code. (f) A Participant who is an active Nonunion Employee at any time during the period between March 1, 2000 and July 14, 2002, and who subsequently retires shall receive a minimum monthly benefit (expressed as a single life annuity determined as of his or her Normal Retirement Date) of $215.00, subject to the vesting requirements set forth in Article V. 6.6 Maximum Benefit. Notwithstanding any other provision of the Plan, the Annual Benefit to which a Participant is entitled at any time subsequent to March 31, 1983 shall not exceed the limitations on benefits set forth in Article XXI of the Plan (related to Section 415 of the Code). 6.7 Early Retirement Income - Amount. A Participant who retires on an Early Retirement Date shall be entitled to an amount of Retirement Income determined in accordance with (a) or (b), below, adjusted for Actuarial Equivalence if payment is in any form other than a straight life annuity: (a) If the Participant elects to defer the first payment of his or her early Retirement Income until his or her Normal Retirement Date, such income shall be equal to his or her Accrued Benefit as of his or her Early Retirement Date. (b) If the Participant elects first payment of his or her early Retirement Income prior to his or her Normal Retirement Date, said income shall be equal to his or her Accrued Benefit as of his or her Early Retirement Date multiplied by the appropriate factor as follows: For (i) Union Employees and (ii) Nonunion Employees who have a Termination Date on or after April 1, 2001, the appropriate factors (interpolated for twelfths of a year)

are set forth in Table I or II below. For Nonunion Employees who have a Termination Date prior to March 31, 2001, the appropriate factors (interpolated for twelfths of a year) are set forth in Table III, IV, V, VI or VII below.

Years Prior to Normal Retirement Date when Retirement Income benefits commence	**Table I** Participants whose age plus service is greater than 85 at Termination Date	**Table II** Participants whose age plus service is less than 85 at Termination Date
0	1.0000	1.0000
1	1.0000	1.0000
2	1.0000	1.0000
3	1.0000	1.0000
4	.9600	.9600
5	.9000	.6400
6	.8500	.6000
7	.8000	.5400
8	.7500	.5000
9	.7000	.4600
10	.6500	.4200

26

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Business Use

	Tables III and IV are for Participants who, as of April 1, 1991, (i) had age plus service equal to or greater than 85, (ii) had at least ten Years of Service and were age 55 or older, or (iii) were age 61 or older		Table V is for Participants not Covered by Tables III, IV, VI or VIII
	Table III	Table IV	Table V
Years Prior to Normal Retirement Date when Retirement Income benefits commence	Participants whose age plus service is equal to or greater than 85 at Termination Date	Participants whose age plus service is less than 85 at Termination Date	
0	1.0000	1.0000	100%
1	1.0000	1.0000	94%
2	1.0000	1.0000	88%
3	1.0000	1.0000	82%
4	.9600	.9600	76%
5	.9000	.7000	70%
6	.8500	.6600	66%
7	.8000	.6200	62%
8	.7500	.5800	58%
9	.7000	.5400	54%
10	.6500	.5000	50%

27

310468743.12

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Participants who, as of April 1, 1991, had age and Years of Service greater than 75 but less than 85, retire with age plus service equal to or greater than 85, and do not qualify for Tables III or IV.

Table VI
AGE AT RETIREMENT

AGE AND SERVICE AT April 1, 1991	55	56	57	58	59	60	61	62	63	64	65
76	52%	56%	60%	64%	68%	72%	78%	84%	89%	95%	100%
77	53%	57%	61%	66%	70%	74%	80%	86%	90%	95%	100%
78	55%	59%	63%	67%	72%	76%	82%	87%	92%	96%	100%
79	56%	60%	65%	69%	71%	78%	84%	89%	93%	96%	100%
80	58%	62%	66%	71%	76%	81%	86%	91%	94%	97%	100%
81	59%	64%	68%	73%	77%	83%	88%	93%	95%	98%	100%
82	61%	65%	70%	75%	79%	85%	90%	95%	96%	98%	100%
83	62%	67%	72%	76%	81%	87%	92%	96%	98%	99%	100%
84	64%	68%	73%	78%	83%	89%	94%	98%	99%	99%	100%

28

310468743.12

Business Use

Participants who, as of April 1, 1991, had age and Years of Service greater than 75 but less than 85, retire with age plus service less than 85, and do not qualify for Tables III or IV.

Table VII
AGE AT RETIREMENT

AGE AND SERVICE AT April 1, 1991	55	56	57	58	59	60	61	62	63	64	65
76	50%	54%	58%	62%	66%	70%	78%	84%	89%	95%	100%
77	50%	54%	58%	62%	66%	70%	80%	86%	90%	95%	100%
78	50%	54%	58%	62%	66%	70%	82%	87%	92%	96%	100%
79	50%	54%	58%	62%	66%	70%	84%	89%	93%	96%	100%
80	50%	54%	58%	62%	66%	70%	86%	91%	94%	97%	100%
81	50%	54%	58%	62%	66%	70%	88%	93%	95%	98%	100%
82	50%	54%	58%	62%	66%	70%	90%	95%	96%	98%	100%
83	50%	54%	58%	62%	66%	70%	92%	96%	98%	99%	100%
84	50%	54%	58%	62%	66%	70%	94%	98%	99%	99%	100%

29

310468743.12

Business Use

310468743.12 30 Business Use Notwithstanding the above, Retirement Income for a Gas Company Employee who retires while in the employ of a gas company listed in Appendix V or any successor company thereto, shall be equal to his or her Accrued Benefit multiplied by the factors specified in the applicable provisions of the Prior Plans. 6.8 Deferred Vested Retirement Income - Amount. A vested Participant who has a termination of employment, other than by death, prior to having attained his or her Early Retirement Date is entitled to a deferred vested Retirement Income which shall be determined in accordance with (a) or (b), below, adjusted for Actuarial Equivalence if payment is in any form other than a straight life annuity: (a) If the Participant does not make a written request for his or her deferred vested Retirement Income to begin before his or her Normal Retirement Date, such income shall then be equal to his or her Accrued Benefit as of his or her Termination Date. (b) If the Participant makes a timely written request for his or her deferred vested Retirement Income to begin on the first of any month following his or her 55th birthday, his or her deferred vested Retirement Income shall equal his or her Accrued Benefit as of his or her Termination Date multiplied by the factor from the appropriate Table of subsection (b) of Section 6.8 to reflect the number of years, or portion thereof, 6.9 Concurrent Retirement Benefits - Amount. (a) A Participant who continues to be an Employee after attaining age 72 (70½, if applicable) and begins receiving retirement benefits pursuant to the definition of Sections 6.4, 6.5 or 6.6 and recalculated annually as of the first day of April. (b) Upon termination of employment, any Participant who may have received subsection 6.10(a) shall receive retirement benefits determined pursuant to Section 6.4, 6.5 (c) All Plan distributions shall comply with the minimum distribution requirements specified in Section 19.17. 6.10 Commencement of Distributions. In accordance with Sections 6.4, 6.8 and 6.9 retirement date, but generally no later than 90 days following said date provided all required election and retire in accordance with procedures adopted by the Employee Benefit Plan Board. Notwithstanding the foregoing, retirement benefits to a Participant shall commence not later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains his completed request for benefits has not been received on such date, benefits will be distributed in the normal form described in Section 6.3 above.

310468743.12 31 Business Use 6.11 Cash Balance Participants. Notwithstanding the foregoing, a Cash Balance Except as specifically provided herein or in Article XX, none of the provisions of this Article VI shall apply to Cash Balance Participants.

310468743.12 32 Business Use PRE-RETIREMENT SPOUSE BENEFIT 7.1 Eligibility. The Spouse of a vested Participant is entitled to the pre-retirement spouse benefit provided in Section 7.2 if such Participant dies before the starting date of his or her Retirement Income benefits. No pre-retirement spouse benefit is provided to Participants receiving Concurrent Retirement Benefits under Sections 5.6 and 6.10. 7.2 . The benefit payable to a Spouse shall be determined using the following factors: (a) the date for calculation shall be elected in writing by the Spouse from among the following dates: (i) the first day of the month next followin provided the Participant was eligible for Early Retirement (5.3) or Normal Retirement (5.2) on the date of death, (ii) the date as of which the Participant would have attained an age qualifying for Retirement Income under the Plan, or (iii) such later date as the Spouse shall elect, but not later than December 31st of the calendar year in which the Participant would have attained age 72 (age 70½ for a Participant born before July 1, 1949) or, if later, December 31st of the calendar year immediately following the calendar year in which the Participant died; and (b) The amount shall be equal to the survivor annuity payable under the 50% contingent annuitant option (100% contingent annuitant option in the case of a Participant who dies while in active employment and after attaining age 55) determined as of the date date for Actuarial Equivalence; provided, however, that if the Employee has Accumulated Employee Contributions, the provisions of the second paragraph of Section 8.2 shall apply. 7.3 . Payments shall begin to the Spouse on the first day of the month next following the date chosen under subsection 7.2(a) and shall continue to be made survive until the date payments are to commence, no benefit will be provided. 7.4 Cash Balance Participants. Notwithstanding the foregoing, a Cash Balance Partici none of the provisions of this Article VII shall apply.

310468743.12 33 Business Use [RESERVED]

310468743.12 34 Business Use OPTIONAL FORMS OF PAYMENT AND ELECTION PROCEDURES 9.1 Waiver of Normal Form and Election of Optional Form of Payment. A Participant may waive the normal form of payment described in Section 6.3 or 20.4(a), as applicable, provided that concurrently with such waiver the Participant shall elect another form of payment from those provided for in Section 9.4 or 20.4(b), as applicable. Such waiver and election must satisfy the requirements of Section 9.2. Such waiver and election shall be effective against all normal forms l form and election of optional form of payment by a Participant receiving Concurrent Retirement Benefits shall be applicable to all benefits hereunder including those earned after commencement of payments in accordance with Section 6.8. 9.2 Waiver and Election Procedure. (a) Procedure. A Participant may waive the normal form of payment described in Section 6.3 and elect an optional form of payment at any time during the 180-day period ending on his or her Benefit Commencement Date or such other period permitted by the shall specify the optional form of benefit elected and shall state the specific non-Spouse th. The Benefit Plan Board shall prescribe, consistent with applicable Treasury Regulations. writing to any such waiver and the consent must acknowledge the effect of such waiver and be witnessed by a notary public or a Plan representative. Any consent by a Spouse under the preceding sentence shall be effective only with respect to such Spouse. A marriage by the Participant subsequent to the effective date of a waiver, shall not affect the waiver. Notwithstanding any provision herein to the contrary, spousal consent is not y that satisfies the requirements of a qualified joint and survivor annuity under Section 417(b) of the Code (b) Required Information. At least 30 days but not more than 180 days prior to longer in the employ of the Employer) will be furnished with a written notification in nontechnical terms containing: (i) The terms and conditions of the applicable normal form of benefit described in Sections 6.3, 9.1 and 20.4, as applicable, including the circumstances in which it will be provided and, in the case of a married Participant, the terms and 417(g) of the Code); (ii) waive the applicable normal form of benefit and the qualified optional survivor annuity (if applicable);

310468743.12 35 Business Use (iii) e, if any, under Section 9.1; (iv) The right to make, and the effect of, a revocation of an election under this Section; (v) A general description of the eligibility conditions and other material features of the optional forms of payment under the Plan (including the right to additional information to explain the relative values of the optional forms of payment in accordance with regulations and other guidance issued under section 417(a)(3) of the Code; (vi) A general explanation of the relevant financial effects on the amount (vii) A description, in accordance with regulations and other guidance issued under section 411(a)(11) of the Code, of how much larger benefits will be if the commencement of distributions is deferred. Notwithstanding the foregoing, subject to procedures adopted by the Employee Benefit Plan Board such distribution may commence less than 30 days (but not less than 7 days) after the required notification described above is given, provided that (a) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider whether or not to elect the distribution, and (b) the Participant is able to revoke an affirmative distribution election at least until the Benefit Commencement Date, or, if later, during the 7- ceipt of the required notification described above. At any time during the election period described above, any waiver may be revoked without need of spousal consent by filing such forms at such times as may be required by the Employee Benefit Plan Board. No such revocation or change shall prevent the Participant from making a subsequent waiver and election under this Section during such election period. 9.3 Temporary Nonpayment of Retirement Income. The Employee Benefit Plan Board shall not authorize any payment until the Participant submits necessary information on a completed 9.4 Optional Forms of Payment. The forms of benefit (other than for Cash Balance Participants), including normal and optional forms, are as follows: (a) Straight Life Annuity, under which Retirement Income payments are made to the Participant during his or her lifetime, with no further payments from the Plan on the ce with Article VIII. (b) Contingent annuitant option that is Actuarially Equivalent to the Straight Life Annuity under which reduced Retirement Income payments are made to the Participant during his or her lifetime, with payments from the Plan on death equal to 50%, 75%, or 100% of the payments previously payable to the Participant to be continued to,

310468743.12 36 Business Use and for the lifetime of, the Contingent Annuitant. The 75% contingent annuitant option (i) If a Participant shall elect the contingent annuitant option and the Participant or the Contingent Annuitant shall die before it becomes effective, the election of the contingent annuitant option shall be revoked automatically and there her death except as provided by Articles VII and VIII. (ii) If the Contingent Annuitant of a Participant receiving Retirement Income payments under a contingent annuitant option predeceases such Participant, Retirement Income payments shall prospectively revert to the amount that would have been payable had the Participant elected a straight life annuity option at his/her Concurrent Retirement Benefits Date, Normal Retirement Date (or a later retirement date elected pursuant to Article V) or Early Retirement Date. (c) Social Security Adjustment Option, available only with respect to early Retirement Income payments beginning before the earliest date on which a Participant first could elect to receive benefits under the Federal Social Security Act, with early Retirement thereafter. The amount of increase and decrease, when considered together with the practicable) at the earliest date on which the Participant could begin to receive such payments, shall result, insofar as practicable, in a constant annual income during the and Applicable Mortality Table. This option may be combined with either option (a) or option (b), above, but shall not be available under any circumstances if the social security adjustment yields a zero post reduction monthly benefit. 9.5 Limitation on Distributions to Beneficiaries and Contingent Annuitants. Notwithstanding any other provision of this Plan: (a) the present value of Retirement Income payments payable over the life expectancy of a Participant must exceed 50% of the present value of all payments payable to the Participant, any Contingent Annuitant, and any Beneficiary; and (b) the annuity payment payable to the Contingent Annuitant must not exceed the applicable percentage of the annuity payment of the Participant;

Excess of age of Employee over age of Beneficiary	Applicable Percentage	Excess of age of Employee over age of Beneficiary	Applicable Percentage
10 years or less	100%	28	62%
11	96%	29	61%
12	93%	30	60%
13	90%	31	59%
14	87%	32	59%
15	84%	33	58%
16	82%	34	57%
17	79%	35	56%
18	77%	36	56%
19	75%	37	55%
20	73%	38	55%
21	72%	39	54%
22	70%	40	54%
23	68%	41	53%
24	67%	42	53%
25	66%	43	53%
26	64%	44 or greater	52%
27	63%		

provided, however, that this Section 9.5 shall not apply if the Contingent Annuitant or Beneficiary is the Participant's Spouse.

37

310468743.12

Business Use

310468743.12 38 Business Use CONTRIBUTIONS 10.1 Employer Contributions. The Employer shall make his or her share of the total contributions which are made from time to time to provide benefits under the Plan. Any forfeiture of the interest of any Participant shall be applied to reduce the amount of Employer contributions. In making contributions, the Employer may rely upon actuarial estimates made or obtained by the Employee Benefit Plan Board of the amounts which would accomplish the purposes of the Plan. 10.2 Expenses. The reasonable expenses incident to the operation of the Plan, including, but not limited to, premiums for termination insurance payable to the Pension Benefit Guaranty Corporation, fees for professional services, and the costs of such other technical or clerical assistance as may be required, shall be paid out of the Funds, to the extent not paid for by the Employer. 10.3 Funding Policy. The funding policy and method under the Plan, and the procedures for carrying out such policy and method, shall be determined by the Designated Employer. 10.4 Return of Contributions to the Employer. Except as provided in Section 19.2, the Plan is created for the exclusive benefit of Participants, their Spouses, Contingent Annuitants and Beneficiaries. Except as provided in subsections (a) and (b) below, at no time prior to the satisfaction of all liabilities under the Plan with respect to Participants, their Spouses, Contingent Annuitants, and Beneficiaries shall any contributions to the Plan by the Employer or any assets of the Funds revert to or be used by any Employer. (a) In the case of a contribution that is made by the Employer by a mistake of fact, such Employer may direct the return to it of such contribution, provided that such contribution (reduced, if the Trust suffered a net investment loss since the time of the contribution, by the portion of the net investment loss allocable to the contribution) is returned to the Employer within one year after the payment of the contribution. (b) Contributions by the Employer are conditioned upon initial qualification of the Plan under section 401(a) of the Code and the deductibility of each such contribution under section 404 of the Code, and the Employer may direct the return to it of any contribution; provided that, the application for the determination is made by the time eturn for the taxable year in which the Plan was adopted and the return of the contribution occurs within one year after such adverse determination; and provided further that to the extent a contribution is disallowed or in excess of tax deductible limits for any year the contribution shall be returned to the Employer within one year after the disallowance of the tax deduction.

310468743.12 39 Business Use ADMINISTRATION 11.1 Administration by the Employee Benefit Plan Board. The Plan shall be administered by the Employee Benefit Plan Board. All rules and decisions of the Employee Benefit Plan Board shall be uniformly and consistently applied. The Employee Benefit Plan Board shall have the final right of interpretation, construction and determination under the Plan and decisions of the Employee Benefit Plan Board are final and conclusive for all purposes. 11.2 Duties and Powers of Employee Benefit Plan Board and Administrative Committee. (a) In addition to the duties and powers described elsewhere hereunder, the Employee Benefit Plan Board shall have all such powers as may be necessary to discharge its duties hereunder including but not limited to the following specific duties and powers: (i) to retain such consultants, accountants, agents, clerical assistants, attorneys and Actuaries as may be deemed necessary or desirable to render statements, reports and advice with respect to the Plan and to assist the Employee Benefit Plan Board in complying with all applicable rules and regulations affecting the Plan; (ii) to make such amendments as provided for in Article XIV; (iii) to recommend a funding policy consistent with the objectives of the Plan; (iv) to enact uniform and nondiscriminatory rules and regulations to carry out the provisions of the Plan; (v) to compute the amount of any retirement income payable to a Participant or other amounts payable under the Plan and authorize disbursement under the Trust Agreement or annuity contract (provided that a request for funds from the Trustee or a direction for the payment or application of funds by the Trustee shall be signed by the Chairman, the Secretary or any two members of the Employee Benefit Plan Board); (vi) to interpret the provisions of the Plan; (vii) to determine whether any domestic relations order received by the Plan is a qualified domestic relations order as provided in section 414(p) of the Code; (viii) to evaluate administrative procedures; (ix) to delegate such duties and powers as the Employee Benefit Plan Board shall determine from time to time to any person or persons or to an administrative committee. To the extent of any such delegation, the delegate shall

310468743.12 40 Business Use have the duties, powers, authority, and discretion of the Employee Benefit Plan Board; and (x) to establish a claims procedure under which claims will be reviewed by the Manager-Employee Benefits of PPL, or such other individual as may be designated by the Vice President-Human Resources of PPL and under which each claimant shall receive notice in writing in the event any claim for benefits with respect to a Participant's participation in the Plan has been denied; such notice shall set forth the specific reasons for such denial. Such claims procedure shall also provide an opportunity for full and fair review by the administrative committee of the Employee Benefit Plan Board. (b) In addition to any other duties and powers it may possess, the administrative committee of the Employee Benefit Plan Board shall have the following specific duties and powers: (i) to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan; and (ii) to interpret the provisions of the Plan. 11.3 Employee Benefit Plan Board. The Employee Benefit Plan Board and the administrative committee of the Employee Benefit Plan Board shall have the discretionary authority and final right to interpret, construe and make benefit determinations (including eligibility and amount) under the Plan. The decisions of the Employee Benefit Plan Board and the administrative committee of the Employee Benefit Plan Board are final and conclusive for all purposes. 11.4 Reliance On Reports and Certificates. The members of the Employee Benefit Plan Board and the officers and directors of PPL shall be entitled to rely upon all tables, valuations, certificates and reports furnished by any duly appointed Actuary, upon all certificates and reports made by the Trustee or by any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel. 11.5 Functions. The Employee Benefit Plan Board shall cause to be maintained such books of account, records, and other data as may be necessary or advisable in its judgment for the purpose of the proper administration of the Plan. 11.6 Indemnification of the Employee Benefit Plan Board. Each member of the Employee Benefit Plan Board, the administrative committee, and each of their designees shall be indemnified by the Employer against expenses reasonably incurred by him in connection with any action to which he may be a party by reason of the delegation to him of administrative functions and duties, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the members of the Employee Benefit Plan Board, the administrative committee and each of their designees may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the members of the

310468743.12 41 Business Use Employee Benefit Plan Board, the administrative committee and each of their designees may be entitled pursuant to the by-laws of a Participating Company. Service on the Employee Benefit Plan Board shall be deemed in partial fulfillment of the Employee Benefit Plan Board member's function as an employee, officer and/or director of a Participating Company, if he serves in such other capacity as well. 11.7 Corrective Action. The Employee Benefit Plan Board shall have the ability to take or approve such voluntary corrective action as it considers necessary or appropriate to remedy any inequity that results from incorrect information received or communicated in good faith, or as a consequence of administrative or operational error. Such steps may include, but shall not be limited or permitted under the employee plans compliance resolution system of the Internal Revenue Service, any asset management or fiduciary conduct error correction program available through the Department of Labor, or any similar correction program instituted by the IRS, DOL or other administrative agency, reallocation of Plan assets, adjustments in amounts of future payments to Participants, Beneficiaries, Contingent Annuitants, Spouses or Alternative Payees, and institution and prosecution of actions to recover benefit payments made in error or on the basis of incorrect or incomplete information. 11.8 Rules and Regulations. Subject to the terms of the Plan, the Employee Benefit Plan Board may from time to time adopt such bylaws, rules and regulations as it deems necessary or desirable for fulfilling its responsibilities.

310468743.12 42 Business Use LIMITATION ON BENEFITS IF PLAN IS TERMINATED 12.1 Restrictions on Distributions to Certain Highly Compensated Employees. Notwithstanding any other provision of the Plan to the contrary, the annual payments to a highly compensated employee or highly compensated former employee who is among the 25 such individuals entitled to benefits under the Plan with the greatest compensation shall be restricted to an amount equal to the payments that would be made on behalf of the employee under a single life by, Treasury Regulation §1.401(a)(4)-5(b)(3). In the event of Plan termination, the benefit of any highly compensated employee (and any highly compensated former employee) is limited to a benefit that is non-discriminatory under section 401(a)(4) of the Code. 12.2 Limitation on Applicability. The restrictions described in this Article XII shall, notwithstanding any provision contained herein to the contrary, not become effective if and to the extent the Commissioner of Internal Revenue or his or her designate has determined, by regulation, ruling or otherwise, that the limitations are not necessary to prevent prohibited discrimination under the Code in the circumstances in which they would otherwise become effective.

310468743.12 43 Business Use TOP HEAVY LIMITATIONS 13.1 Provisions to Apply. The provisions of this Article will apply for any top-heavy plan year notwithstanding anything to the contrary in the Plan. This Article is intended to comply with Code Section 416 and the regulations thereunder, which are incorporated by reference. 13.2 Special Vesting. Notwithstanding any other provision of the Plan to the contrary, each individual who is a Nonunion Employee and is a Participant at any time during a Top Heavy Plan Year shall have a fully vested and nonforfeitable interest in not less than a percentage of his or her Accrued Benefit as set forth in the following schedule: Years of Service Nonforfeitable Percentage 2 20 3 40 4 60 5 80 6 or more 100 In the event any Plan Year subsequent to a Top Heavy Plan Year is not itself a Top Heavy Plan Year, the foregoing special vesting schedule shall apply to benefits accrued in such Plan Year, but only to the benefits accrued by Participants who were Participants at any time during an earlier Top Heavy Plan Year. 13.3 Minimum Benefits. The Accrued Benefit of each Participant who is a Nonunion Employee and completes a Year of Service in a Top Heavy Plan Year, determined as of the end of such Plan Year expressed as a benefit payable annually in the form of a single life annuity (with no ancillary less than the lesser of: (a) the product of two percent of High Five Year Compensation and the number of Years of Service for Minimum Benefit Purposes, and (b) twenty percent of High Five Year Compensation. 13.4 Maximum Compensation. No more than $200,000 as adjusted pursuant to section 401(a)(17) of the Code of Compensation shall be taken account of under the Plan for any Employee with respect to any Top Heavy Plan Year. 13.5 Minimum Benefits. For purposes of satisfying the minimum benefit requirements of Code section 416(c)(i), in determining years of service with the Employer, service shall be disregarded to the extent that it occurs during a Plan Year when the Plan benefits (within the meaning of Code section 410(b)) no key Employee or former Key Employee.

310468743.12 44 Business Use AMENDMENT OF THE PLAN 14.1 Right to Amend. The Board shall have the authority to amend the Plan or any of its provisions. In addition, the Employee Benefit Plan Board may adopt any amendment that does not significantly affect the cost of the Plan or significantly alter the benefit design or eligibility requirements of the Plan. Each amendment to the Plan will be binding on the Employer. Notwithstanding the foregoing, no amendment to the Plan shall decrease the accrued benefit of any Participant unless the amendment satisfies the requirements of section 412(d)(2) of the Code and the regulations thereunder. In addition, except as otherwise permitted under section 436 of the Code, no amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the adjusted funding target attainment percentage for such Plan Year is less than 80%, or would be less than 80% taking into account such amendment, unless a Participating Company makes a contribution to the Plan in the amount required under section 436(c)(2) of the Code. 14.2 Restrictions on Amendment. Unless permitted by applicable law or regulation, no amendment of the Plan may be made which shall: (a) deprive any Participant, Spouse, Contingent Annuitant, Alternate Payee, or Beneficiary of any part of a benefit it accrued to the date of such amendment; (b) result in the reversion to the Employer of any part of the Funds contrary to the provisions of the Plan; or (c) increase the duties or liabilities of the Insurance Company or Trustee, respectively, without the written consent thereof.

310468743.12 45 Business Use TERMINATION OF THE PLAN 15.1 Events Constituting Termination. (a) It is expressly declared to be the desire and intention of the Employer to continue the Plan for the benefit of its Employees for an indefinite period of time. Nevertheless, circumstances not now anticipated or foreseeable may arise in the future, as a result of which the Employer may deem it to be impracticable or unwise to continue to participate in the Plan established hereunder, and the Employer therefore reserves the right to terminate its participation in the Plan (insofar as it affects its Employees) at any time. Such termination shall be effected by a written instrument of termination executed by the Employer. A copy of such instrument shall be delivered to the Insurance Company, to the Trustee, to PPL, and to the Employee Benefit Plan Board. In addition, PPL reserves the right to terminate the Plan, in whole or in part, by or pursuant to action of the Board. A termination of participation in the Plan by the Employer will be considered a partial termination of the Plan; provided that if Plan assets and Plan liabilities are transferred or spun off to a pension plan that is qualified under section 401(a) of the Code and is sponsored by the Employer ceasing to participate in the Plan, and the amounts transferred equal or exceed the values of the Accrued Benefits of the affected Participants (and their Spouses, Beneficiaries, Contingent Annuitants, or Alternate Payees) determined on a termination basis in accordance with section 414(l) of the Code and applicable Treasury Regulations thereunder, such a transaction will not constitute a partial termination of the Plan. A termination of participation in the Plan by all Employer will be considered a complete termination of the Plan. (b) With respect to any Employer, its adjudication of bankruptcy or insolvency by any court of competent jurisdiction; its making of a general assignment for the benefit of creditors; its dissolution, merger, consolidation, or other reorganization or discontinuance of business, unless the Plan is continued by a successor company; or its participation in the Plan. (c) Subject to applicable requirements of notice to the Pension Benefit Guaranty Corporation, governing termination of employee pension plans, the Employee Benefit Plan Board shall direct that the assets of the Fund, allocable to the Employer which has terminated its participation in the Plan, be segregated for payment of benefits in accordance with the provisions of this Article. 15.2 Partial Termination. Upon a partial termination of the Plan, the Employee Benefit Plan Board shall direct the Actuary to determine the proportionate interests of the Participants affected by such partial termination. After such proportionate interests have been determined, the Employee Benefit Plan Board shall direct that the assets of the Fund, allocable to such group of Participants, be segregated for payment of benefits in accordance with the provisions of this Article. 15.3 Allocation of Assets. Upon complete termination or partial termination, the benefits of Participants affected thereby shall become fully vested and nonforfeitable to the extent funded.

310468743.12 46 Business Use The assets of the Fund, or appropriate segregated portion thereof, shall be allocated (after payment or provision for expenses) to such Participants in the following manner and order: (a) to cover Accumulated Employee Contributions; (b) to provide Participants, Spouses, Contingent Annuitants, or Beneficiaries who were receiving benefits or who were eligible to receive benefits at least three years prior to the partial or complete termination of the Plan, Retirement Income based on the lowest benefit under Plan provisions in effect during the five years preceding the date of (c) to provide all other benefits guaranteed under ERISA; (d) to provide all other nonforfeitable benefits under the provisions of the Plan at its partial or complete termination, but which are not guaranteed under ERISA; and (e) finally, to provide all other Accrued Benefits as of the date of the partial or complete termination. If the assets of the Funds, as of the date of the partial or complete termination, are not sufficient to provide in whole the amounts required within the classes described above, such assets will be allocated pro rata within the class in which the amounts first cannot be provided in full. Allocation in any of the above-listed categories is to be adjusted for any allocation already made to the same Participant under a prior category. 15.4 Manner of Distribution. Subject to the foregoing provisions of this Article, distribution after a complete termination of the Plan may be made, in whole or in part, to the extent that no discrimination results, in cash, securities, or other assets in kind (based on their fair market value as of the date of distribution), or in nontransferable annuity contracts, as the Employee Benefit Plan Board in its discretion shall determine. Distributions after a partial termination of the Plan will be made at such time and in such manner as provided under the provisions of the Plan, other than this Article, relating to distributions. 15.5 Residual Amounts. The Employer shall receive such amounts from the Funds upon complete termination of the Plan as remain after the satisfaction of all liabilities of the Plan.

310468743.12 47 Business Use RETIREE MEDICAL ACCOUNT 16.1 401(h) Account. The Employee Benefit Plan Board will establish (or cause to be established), an account from which Medical Benefits may be paid with respect to Eligible Retired Medical Participants pursuant to section 401(h) of the Code. Payments for benefits provided to a Account need not be segregated from the other assets of the Plan for investment purposes; however, the Employee Benefit Plan Board may segregate all or part of the 401(h) Account in its discretion, and, to the extent the 401(h) Account is so segregated, it may be held in a separate trust, qualifying under the Code section 501(a), established under this Plan. If the 401(h) Account is not segregated, the Employee Benefit Plan Board shall adopt procedures for allocating investment earnings between accounts. Prior to the satisfaction of all obligations under the Plan to provide Medical Benefits, no part of the corpus or income of the 401(h) Account may be used for, or diverted to any purpose other than the providing of such benefits. However, upon the satisfaction of all obligations under the Plan to provide such benefits, any amount remaining in the 401(h) Account will be returned to the Employer, in such proportions as is determined by the Employee Benefit Plan Board. 16.2 Payment of Medical Benefits. Medical Benefits will be provided in such amounts, retiree medical programs as in effect from time to time. All assets of the 401(h) Account will be available to provide benefits with respect to any Eligible Retired Medical Participant, and no separate fund or subaccount need be segregated for any such Participant. 16.3 Contributions to the 401(h) Account. The Employer may make direct contributions to the 401(h) Account in such amounts and at such time or times as it determines in its discretion. Such contributions must be reasonable and ascertainable and are subject to the general conditions relating to Plan contributions under Section 11.4. However, in no event shall the aggregate amount of such contributions, when added to any contributions for any life insurance protection provided under the Plan, exceed 25 percent of the total actual contributions to the Plan under this Section 16.3 and under Section 11.1 (other than contributions to fund past service credits). Any forfeitures with respect to Medical Benefits under the 401(h) Account must be applied as soon as possible to reduce Employer contributions to fund such benefits.

310468743.12 48 Business Use ASSIGNMENTS, PAYMENTS, AND MISCELLANEOUS PROVISIONS 17.1 Nonalienation of Benefits. Except as provided in Section 17.2 or as otherwise permitted or required by the Code or ERISA, no benefit under the Plan, nor any other interest hereunder of any Participant, Spouse, Contingent Annuitant, Alternate Payee, or Beneficiary, may be assigned or alienated. 17.2 Payment Under Qualified Domestic Relations Orders. Notwithstanding any provisions of the Plan to the contrary, if there is entered any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, which is made pursuant to a state domestic relations law (including a community property la assigns to an alternative payee the right to, receive all or a portion of the benefits payable with respect to such Participant, then such benefits will be paid in accordance with the applicable requirements of such judgment, decree, or order; provided such judgment, decree, or order of the Code and section 206 of ERISA. A domestic relations order that otherwise satisfies the requirements for a QDRO (as described above) shall not fail to be a QDRO: (a) solely because the order is issued after, or revises, another domestic relations order or QDRO, or (b) solely because of the t Commencement Date or death. Furthermore, notwithstanding any provision of this Section 17.2 to the contrary, the benefits provided hereunder to a Participant may be offset pursuant to either (i) a judgment, (ii) an order, (iii) a decree, or (iv) a settlement agreement, any of which satisfies the conditions of section 401(a)(13)(C) of the Code; provided that the spousal consent requirements of sections 401(a)(13)(C) and (D) of the Code are met. 17.3 Payment of Benefits. (a) Except as otherwise provided under Article XVIII (with respect to Cash Balance Benefits) any vested benefit (in respect to any terminated Employee) under the Plan shall be paid in a single lump sum payment of the greater actuarially equivalent value determined based on: (i) (ii) the Applicable Interest Rate and the Applicable Mortality Table, provided that this subsection (a) applies only if: (A) such value does not exceed $1,000, and (B) if payment of such benefit has commenced to the Participant surviving Spouse, whichever is applicable, consents to such a payment in writing.

310468743.12 49 Business Use (b) Subject to Sections 4.6 and 18.3, any non-vested Participant who has a termination of employment shall be deemed to be cashed out under the Plan as of the termination date. (c) Subject to Section 6.6(f), if a Participant has accumulated Years of Service as both a Nonunion Employee and a Union Employee, his or her retirement benefit shall be determined under the benefit formula under which he or she retires; provided that the periods of service and status as either a Nonunion Employee or a Union Employee. (d) Payment of any benefit for the lifetime of a person shall cease with the last payment due on or before the date of death. (e) If a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Employee Benefit Plan Board shall direct the Insurance Company or the Trustee to make such payments to the legal representative or to a relative or other person for his or her benefit, or to apply the payment for the benefit of such person advisable. Any payment of a benefit in accordance with the provisions of this subsection (e) shall be a complete discharge of any liability to make such payment. (f) The Trustee or the Insurance Company shall be deemed to have made adequate tender of payment of any benefit payable under the Plan if payment is made in cash, by check, or by money order, mailed to the last address of such person furnished to such payor by the Employee Benefit Plan Board. (g) Notwithstanding any provision of this Plan to the contrary that would and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Administrator shall furnish the Distributee of an Eligible Rollover Distribution, within the period described in Section 9.2(b) hereof, with a written explanation meeting the requirements of section 402(f)(1) of the Code and regulations and other guidance issued thereunder. The following definitions apply solely for purposes of this Section 17.3(g): (i) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income, determined without regard to the exclusion for net unrealized appreciation with respect to

310468743.12 50 Business Use - distribution shall not fail to be an Eligible Rollover Distribution merely because it includes after-tax amounts, provided that such amounts may be transferred only to: (A) an individual retirement account or annuity described in section 408(a) or (b) of the Code (or a Roth IRA described in section 408A of the Code); or (B) a qualified defined contribution plan described in section 401(a) or 403(b) of the Code, if such trust or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. (ii) Eligible Retirement Plan: An Eligible Retirement Plan is any of the Distribution: an individual retirement account described in section 408(a) of the Code; an individual retirement annuity described in section 408(b) of the Code; an annuity plan described in section 403(a) of the Code; an annuity contract described in section 403(b) of the Code; an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan; or a qualified trust described in section 401(a) of the Code; or a Roth IRA as described in section 408A of the Code. (iii) Distributee: A Distributee includes an employee or former employee. In addition, the employee's or former employee's surviving Spouse and payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse. A non-Spouse beneficiary who i Code section 401(a)(9)(E) and the regulations issued thereunder, shall be -Spouse beneficiary. However, in the case of a non-Spouse beneficiary, a Direct Rollover may only be made to: (A) an individual retirement account or annuity described in section 408A of the Code, which IRA or Roth IRA is established on behalf of the non-Spouse beneficiary and treated as an inherited IRA or Roth IRA in accordance with section 402(c)(11) of the Code. (iv) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee. (h) Notwithstanding any provision of the Plan to the contrary, if a Participant is scheduled to receive a payment pursuant to subsection (a) above, the Employee Benefit Plan Board may deem the Participant as having elected, and the Employee Benefit Plan Board may make,

310468743.12 51 Business Use benefit in accordance with procedures adopted by the Employee Benefit Plan Board. The Participant, as a condition of participation in the Plan, shall be obligated to accept the terms of the agreement pursuant to which the IRA is established. Notwithstanding the foregoing, a direct rollover will not be made for a Participant under this subsection (h) if, in accordance with procedures adopted by the Employee Benefit Plan Board, the Participant either elects to receive his or her entire vested benefit in cash instead of a direct rollover to an IRA or requests that such amount be paid directly to another eligible retirement plan described in subsection (g) above. 17.4 Insufficiency of Funds. Neither any Employer nor any affiliate or subsidiary thereof, nor the Employee Benefit Plan Board, shall be liable in any manner to any Participant, Spouse, Contingent Annuitant, Alternate Payee, or Beneficiary if the Funds shall be insufficient to provide for the payment of all benefits. Such benefits are to be payable only from the Funds and only to the extent of the assets of the Funds. 17.5 Effectuation of Interest. In the event it should become impossible for the Designated Employer or the Employee Benefit Plan Board to perform any act required by the Plan, the Designated Employer or the Employee Benefit Plan Board may perform such other act as it in good faith determines will most nearly carry out the intent and purpose of the Plan. 17.6 No Implied Right to Employment. Neither this Plan, nor the payment of contributions by the Employer, nor the payment of any benefits pursuant to the Plan shall be construed to create any obligation upon the Employer to continue to make contributions to the Plan or to give any present or future Employee any right to continued employment. 17.7 Plan Assets: Merger or Transfer. There shall be no merger or consolidation with, or transfer of assets or liabilities of the Plan (except as permitted by regulation) to, any other plan unless each Participant in the Plan would, if the Plan terminated after such merger, consolidation, or transfer, receive a benefit immediately thereafter equal to or greater than the benefit that he or she would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then been terminated. 17.8 Headings. The headings of Articles and Sections of this Plan are for convenience of reference only. 17.9 Copy of Plan. An executed copy of the Plan shall be available for inspection by the Employee or other person entitled to benefits under the Plan at reasonable times at the Human Resources Office of the Designated Employer. 17.10 Gender and Number. Unless the context requires otherwise, the singular shall to the subdivisions in which such words appear. 17.11 Separability. If any term or provision of the Plan, as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan and the application of such term or provision to payments or circumstances other than those to which it is invalid or unenforceable

310468743.12 52 Business Use shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent provided by law. 17.12 Uniform Application. All provisions of the Plan shall be uniformly applied to all Participants. 17.13 . Notwithstanding any provisions of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service (as defined in section 414(u)(5) of the Code) will be provided in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (USERRA), and section 414(u) of the Code. Furthermore, the following rules shall apply in the case of Participants who die or become disabled while performing qualified military service on or after January 1, 2007: (a) the survivors of a Participant who dies while performing qualified military service on or after January 1, 2007 shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death in accordance with section 401(a)(37) of the Code, and (b) a Participant who dies or becomes disabled while performing qualified military service on or after January 1, 2007 shall be provided vesting service and benefit accruals in accordance with section 414(u) of the Code as if the Participant had resumed employment in accordance with his or her reemployment rights under USERRA on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability. For purposes of determining benefit accruals under the preceding sentence, compensation shall be based on the lesser of: (i) the 12-month period of service with the Employer immediately prior to qualified military service; or (ii) if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer. To the extent the employee is a member of a collective bargaining unit, the compensation will be based on rates of pay in effect during the period of leave that the employee would have been expected to receive but for the leave and any multipliers shall be the actual multipliers in effect for the period of the leave. In addition to the foregoing rules, for Plan Years, (i) an individual receiving a differential wage payment (as defined by Code section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as compensation for all purposes under the Plan, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment. 17.14 Governing Law. Except as otherwise required by law, the Plan and all matters arising thereunder shall be governed by the laws of The Commonwealth of Pennsylvania. 17.15 Appendices and Supplements. The Appendixes and Supplements attached hereto are expressly incorporated herein and made a part hereof. 17.16 Minimum Distribution Requirements. Notwithstanding any provision of the Plan to the contrary, all distributions will be made in accordance with Code Section 401(a)(9) and Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)- gulations are incorporated herein by this reference. Without limiting the generality of the foregoing, the following specific provisions shall apply:

310468743.12 53 Business Use (a) Required Beginning Date. For purposes of this Section 17.16, a ns the later of (i) April 1 of the calendar year following the calendar year in which the Participant attains age 72 (age 70½ for a Participant born before July 1, 1949), or (ii) except in the case of a 5% owner (as defined in Code Section 416(i)(1)(B)), April 1 of the calendar year following the calendar year in which the Participant retires. (b) Distributions Before Death. In general, the entire interest of each Participant shall be distributed to the Participant not later than his Required Beginning Date, or beginning not later than his Required Beginning Date, in accordance with the Section 401(a)(9) Regulations, over the life of the Participant, over the lives of the Participant and his designated Beneficiary, or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his designated Beneficiary. If Participant may not provide more than incidental benefits to the Beneficiary pursuant to the minimum distribution incidental benefit requirement described in Code Section 401(a)(9)(G) and Sections 1.401(a)(9)-2 and 1.401(a)(9)-6 of the Section 401(a)(9) Regulations. (c) Distributions Following Death. Following the Partic interest of the Participant shall be distributed not later than as follows: (i) Parti least as rapidly as under the method of distribution applicable to the Participant as (ii) ired Beginning Date and a qualified preretirement survivor annuity (as defined in Code Section accordance with the Section 401(a)(9) Regulations, distribution over a period not ex of the calendar year in which the Participant would have attained age 72 (age 70½ for a Participant born before July 1, 1949) or, if later, December 31st of the calendar year immediately following the calendar year in which the Participant died. If the distribution of such benefits provided, however, that if the benefits are payable in an annuity form of benefit, such Beneficiary shall receive, in accordance with the Section 401(a)(9) expectancy commencing no later than December 31st of the calendar year immediately following the calendar year in which the Participant died.

310468743.12 54 Business Use CASH BALANCE BENEFIT 18.1 Eligibility for Cash Balance Benefit. Notwithstanding any provision of the Plan to the contrary, a Cash Balance Participant shall have his or her Cash Balance Benefit determined and distributed in accordance with this Article. 18.2 Cash Balance Benefit. (a) Cash Balance Account each Cash Balance Participant under the Plan. The sole purpose of the Cash Balance ant has no right or claim to any amounts credited to his or her Cash Balance Account. Subject to Account will be credited with Company Credits and Interest Credits as follows: (i) Company Credits Nonunion Employees. (A) Company Credits Prior to January 1, 2011. As of the last day of each calendar month beginning after July 14, 2002 and before January 1, 2011, the Cash Balance Account of each Cash Balance Participant who is a Nonunion Employee on such day will be credited with a Company Credit as indicated below: Y ears of Service 0 but less than 5 Percentage 4.0% 5 but less than 10 5.0% 10 but less than 15 6.0% 15 but less than 20 7.0% 20 or more 8.0% In applying this Schedule, Years of Service are increased as of January 1 for actively employed Participants, or on the first day of re-employment during the year, as determined under Section 4.8 above. (B) Company Credits After December 31, 2010. As of the last day of each calendar month beginning on or after January 1, 2011, the Cash Balance Account of each Cash Balance Participant who is a Non- Union Employee on such day will be credited with a Company Credit equal to a indicated below:

310468743.12 55 Business Use Points 0 to 44 Percentage 4.0% 45 to 54 5.0% 55 to 64 6.0% 65 to 74 7.0% 75 or more 8.0% each January 1 by number determined under Section 4.8), plus 2, which total is used to determine the applicable percentage that will apply for each applicable month of that calendar year. Fractional portions of a year are not considered. For example, a Participant who is age 50½ with 15 years of Service as of January 1, 2011 has 67 Points for the 2011 calendar year. Notwithstanding under the formula in Section 18.2(a)(i)(A) as of December 31, 2010 is higher than the the contribution percentage that applied to the Participant under Section 18.2(a)(i)(A) as of December 31, 2010 shall continue to apply to the Participant until such time as the Participant qualifies for a larger contribution percentage under the above formula. (ii) Interest Credits. As of the last day of each calendar month, but before the crediting of any applicable Company Credit for the month, an Interest multiplying the then-existing balance by an interest rate equal to one-twelfth of the average annual yield on 30-year U.S. Government Treasury Securities for the month of September in the calendar year that immediately precedes the calendar year of the credit (effective March 2002, the IRS will determine the applicable yield based on the monthly average of the daily determination of yield on the 30- year Treasury bond maturing in February 2031). However, effective April 1, 2014, the interest rate used for Interest Credits under this Section 18.2(a)(ii) shall never be less than 2.75%. Except as provided in Section 18.3 below, no Interest Credits will Notwithstanding any provision of this Plan to the contrary, effective for Plan Years beginning after December 31, 2007, the following rules shall apply to determining interest credits under this Section 18.2(a)(ii): (1) the interest rate used for purposes under Code Section 411(b)(5)(B)(i) and Treasury Regulations and other guidance issued thereunder; (2) regardless of the interest rate specified in the Plan, an interest credit (or equivalent amount) of less than zero shall in no event result in a t of contributions credited to the Cash Balance Account; and (3) upon termination of the Plan, (A) if the interest credit rate (or an equivalent amount) under the Plan is a variable rate, then the rate of interest used to determine accrued benefits under the

310468743.12 56 Business Use Plan shall be equal to the average of the rates of interest used under the Plan during the 5-year period ending on the termination date, and (B) the interest rate and mortality table used to determine the amount of any benefit under the Plan payable in the form of an annuity payable at Normal Retirement Age shall be the interest rate and mortality table specified in the Plan for such purpose as of the termination date, except that if such interest rate is a variable rate, the interest rate shall be determined under the rules of Section 18.2(a)(ii)(3)(A). (b) Amount of Cash Balance Benefit Cash Balance Benefit means a benefit expressed in the form of a single life annuity commencing at Normal Retirement Age, calculated Balance Account to Normal Retirement Age with interest at the rate used for Interest Credits under Section 18.2(a)(ii) in effect at the date of determination, and converting the projected Account to a benefit payable at Normal Retirement Age that is the Actuarial Equivalent of such projected Account. If the Participant has reached Normal Retirement Age, the Cash Balance Benefit means a benefit expressed in the form of a single life annuity that is the Actuarial Equivale however, that in the case of a Participant who retires after Normal Retirement Age, to the Section 6.4 of the Plan, the benefit will be no less than the Actuarial Equivalent of the Actuarial Equivalence and present value for purposes of this paragraph shall be based on the Applicable Interest Rate and the Applicable Mortality Table defined in Article II, with September as the applicable lookback month and the calendar year as the applicable stability period. The form of payment made to a Participant and the amount of the payment or payments to the Participant under such form shall be determined in accordance with the applicable provisions of this Article XVIII. Notwithstanding any provision of the Plan to the contrary (including Plan provisions relating to Code Section 417(e)), the present value vested accrued benefit with respect to the cash balance portion of the Plan shall in all cases 18.3 Termination and Reemployment (a) Reemployment of a Vested Participant. If a vested terminated or retired Balance Account balance shall be increased in accordance with Section 18.2 above during prior period of employment shall count as service, in accordance with Plan rules, in determining the percentage of Company Credits for the Participant under the applicable formula, whichever applies during the period of reemployment. (i) If the Cash Balance Participant received a full lump sum distribution of his or her Account upon terminating employment, the Account upon rehire shall be $0.

310468743.12 57 Business Use (ii) If the Cash Balance Participant received a partial distribution upon terminating employment, the Account upon rehire shall be the remaining balance. (iii) If the Cash Balance Participant is receiving an annuity, the monthly payments shall be suspended during any month following his or her rehire in which he or she has 40 or more actual Hours of Service (not using the 190 hour equivalency provision). (iv) If the Cash Balance Participant did not receive or commence receiving any distribution upon terminating employment, the Pa shall continue to be credited with Interest Credits during his or her absence. (b) Reemployment of a Non-Vested Participant. If a non-vested Cash Balance Participant terminates employment with the Employer and is not eligible for vesting credit the Participant incurs a Break in Service. However, if the Participant is subsequently rehired by the Employer, the full Account balance shall be restored, no matter how long the Break in Service. The restored Account balance shall include the Interest Credits earned creased in accordance with Section 18.2 above during the period of reemployment as a Cash Balance Participant, and the prior period of employment shall count as service, in accordance with Plan rules, in determining the percentage of the Company Credits for the Participant under the applicable formula, whichever applies during the period of reemployment. 18.4 Payment of Cash Balance Benefit. A Participant will be entitled to receive payment of his or her Cash Balance Benefit at such time following his or her Termination Date as the Participant may elect, subject to the requirements of Sections 6.10(c), 6.11 and 9.2 of the Plan, and the requirements of Code sections 401(a)(9) and 417 as set forth in the Plan. Payment shall be made in either the normal form of pay election (with spousal consent, if required), in an optional form of payment. (a) Normal Form of Payment. If a Participant has a Spouse, the normal form of payment shall be a 50% qualified joint and survivor annuity described in Code section 417. If the Participant does not have a Spouse, the normal form of payment shall be a single life (b) Optional Forms of Payment. A Participant may waive the normal form of payment described in subsection (a) above and elect one of the optional forms of benefit described below, provided that such waiver and election satisfy the requirements of Sections 9.1, 9.2 and 9.3, including the spousal consent requirements therein (if applicable). Optional forms of benefit are as follows: (i) Balance Account; (ii) Single life annuity;

310468743.12 58 Business Use (iii) Contingent annuitant option, under which a reduced retirement benefit is payable to the Participant during his or her lifetime, with payments from the Plan on death equal to 100%, 75%, 50%, or 25% of the payments previously Spouse; or (iv) Any contingent annuitant option described above; provided, had the Participant elected a single life annuity option. An election under this Section may be made to receive a combination of lump sum and eligible annuity in 25% increments (not to exceed a total of 100%). If a Participant elects to divide his or her benefit in accordance with the foregoing, the amount of the distribution payable with respect to each specified portion of the accrued benefit is determined in accordance with the method for calculating the amount of a distribution payable in the optional form elected for that portion as if that portion w benefit. mortality table and interest at 6% per annum compounded annually. (c) Mandatory Cash-out Rule a single lump sum upon termination of employment in full payment of his or her benefit under the Plan. 18.5 Death Benefits. (a) Unmarried Cash Balance Participants. If a Cash Balance Participant dies reasonably practicable after the Par one Beneficiary is designated as entitled to payment hereunder, the Account shall be divided equally between or among them unless a different allocation was designed by the Beneficiary dies before receiving a distribution that he or she is entitled to hereunder, such amount shall (b) Married Cash Balance Participants. If a Cash Balance Participant dies before his or her payments begin and such Participant is married on the date of death, his or her Spouse will be entitled to receive a pre-retirement death benefit. The preretirement death benefit payable to the Spouse under this subsection (b) will be a monthly annuity commencing at the election of the Spouse as of the first day of any month following the (but no later than December 31st of the calendar year in which the Participant would have attained age 72 (age 70½ for a Participant born before

310468743.12 59 Business Use July 1, 1949) or, if later, December 31st of the calendar year immediately following the calendar year in whic annuity will be equal to a single life annuity determined in accordance with Section 18.4(b)(ii). In lieu of such lifetime benefit, the Spouse may elect to receive a single lump sum pa Notwithstanding the foregoing provisions of this subsection (b), a married Cash Balance Participant may waive the pre-retirement death benefit for his or her Spouse described in this subsection (b) and name a non-spouse Beneficiary (or Beneficiaries) to receive such benefit. A Cash Balance Participant who has yet to attain age 35 may make a special election to have his or her Spouse waive the pre-retirement death benefit for the purpose of naming a different Beneficiary(ies), which waiver shall end on the first day of the Plan Year in which the Participant attains age 35, at which time the pre-retirement survivor benefit will be reinstated automatically, unless and until such time that a new Beneficiary to all waivers. Furthermore, spousal consent under this subsection (b) must be in writing, must specify the non-spouse Beneficiary(ies), must acknowledge the effect of the waiver and must be witnessed by a notary public. Unless the consent form expressly provides that the Participant may make further elections without further consent of his or her Spouse, the consent will be effective only with respect to the specific Beneficiary(ies) to which the consent relates. Spousal consent will be effective only with respect to that Spouse and shall be irrevocable by the Spouse once made. The Administrator will provide such timely information to Participants in connection with pre- rights to waive those benefits as may be required from time to time under the Code or ERISA. If a lump sum is elected and the Participant dies on or after the Benefit Commencement Beneficiary(ies) who was designated consistent with preretirement spouse death benefit provision of the Code and ERISA. If there is no Spouse (c) Death of Cash Balance Participant after Payments Begin. In the case of a Cash Balance Participant who dies after payments have begun, no death benefits will be payable except as otherwise provided under the form of pension in effect for such Participant on the date of his or her death.

310468743.12 60 Business Use LIMITATIONS ON BENEFITS UNDER CODE SECTION 415 OF THE CODE 19.1 Section 415 Limitations. Code Section 415 limits are hereby incorporated by reference. Notwithstanding any Plan provision to the contrary, the annual benefit to a Participant for any Limitation Year shall not exceed the limitations of Code Section 415(b), as adjusted in accordance with Code Section 415(d), which are hereby incorporated by reference. In applying Code Section 415 and the Regulations thereunder, the following definition shall apply: (a) Compensation Article, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)), and excluding the following: (i) Employer contributions (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent such contributions are not includible in distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), except that any amounts received by an Employee pursuant to a nonqualified unfunded deferred compensation plan shall be considered Compensation in the Limitation Year the amounts are actually received, but only to the extent such amounts are includible (ii) Amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in Treasury Regulation Section 1.421-1(b)), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option; (iv) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code Section 125); and

310468743.12 61 Business Use (v) Other items of remuneration that are similar to any of the items listed in (i) through (iv). In addition to the foregoing, Compensation shall include remuneration to an Employee for services of the following types: (1) in the case of an Employee who is an employee within the meaning of Code Section 401(c)(1) and regulations promulgated regulations promulgated thereunder), plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b); (2) amounts described in Code Sections 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the Employee; (3) amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of payment it is reasonable to believe that these amounts are not deductible by the Employee under Code Section 271; (4) the value of a nonstatutory stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the employee for the taxable year in which granted; (5) the amount includible in the gross income of an Employee upon making the election described in Code Section 83(b); and (6) amounts that are includible in the gross income of an Employee under the rules of Code Sections 409A or 457(f)(1)(A) or because the amounts are constructively received by the Employee. Compensation for a Limitation Year is the Compensation actually paid or made available to the Employee during such Limitation Year. However, back pay (within the meaning of Treasury Regulation Section 1.415(c)-2(g)(8)) shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition. For Limitation Years beginning after December 31, 1997, Compensation includes amounts that would otherwise be included in Compensation but for an election under Code Sections 125(a), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), and for Limitation Years beginning after December 31, 2000, Compensation includes any elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4). Compensation shall include amounts described in subsections (A), (B) and (C), from Employment or the end of the Limitation Year that includes such Severance from Employment, and only to the extent such amounts would otherwise be included in this definition of Compensation: (A) Payments that are regular compensation for services during differential), commissions, bonuses, or other similar payments, if such payments would have been paid to the Employee prior to a Severance from Employment if the Employee had continued in employment with the Employer;

310468743.12 62 Business Use (B) Payments for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or (C) Payments received by the Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent that Any other not considered Compensation even if payment is made within the time period specified above. Notwithstanding the foregoing, differential wage payments (as defined by Code Section 3401(h)(2)) shall not fail to be treated as Compensation hereunder due to their (b) Limitation Year

310468743.12 63 Business Use LIMITATIONS ON BENEFITS UNDER SECTION 436 OF THE CODE 20.1 Purpose and Effective Date of this Article. The purpose of this Article XXII is to set forth the limitations on benefits that apply to the Plan under Section 436 of the Code. This Article XX shall be construed and applied in accordance with the provisions of Code Section 436 and Treasury Regulation § 1.436-1 issued thereunder. 20.2 Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent. Notwithstanding any other provisions of the is less than 80 percent (or would be less than 80 percent to the extent described in Section 20.2(b) below) but is not less than 60 percent, then the limitations set forth in this Section 20.2 apply. (a) 50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of: (i) 50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or (ii) 100 percent of the PBGC maximum benefit guarantee amount (as defined in § 1.436-1(d)(3)(iii)(C) of the Treasury Regulations). The limitation set forth in this Section 20.2(a) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirements of this Section 20.2(a), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in § 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section 20.2(a), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan. During a period when Section 20.2(a) applies to the Plan, Participants and Beneficiaries are permitted to elect payment in any optional form of benefit otherwise available under the Plan that provides for the current payment of the unrestricted portion of the benefit (as described in § 1.436-1(d)(3)(iii)(D) of the Treasury Regulations), with a delayed commencement for the restricted portion of the benefit (subject to other applicable qualification requirements, such as Sections 411(a)(11) and 401(a)(9) of the Code).

310468743.12 64 Business Use (b) Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is: (i) Less than 80 percent; or (ii) 80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage. The limitation set forth in this Section 20.2(b) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment. 20.3 Limitations Applicable If the Plan Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Not funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section 20.3(b) below), then the limitations in this Section 20.3 apply. (a) Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 20.3(a) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. (b) Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is: (i) Less than 60 percent; or (ii) 60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent. (c) Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Section 20.3(c), then the Plan is not permitted to be amended in

310468743.12 65 Business Use a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits 20.4 Limitations Applicable If the Plan Sponsor Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date percentage for that Plan Year is not less than 100 percent. The limitation set forth in this Section 20.4 does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. 20.5 One-Time Application. (a) In General. Only one "prohibited payment" meeting the requirements of Section 20.2(a) may be made with respect to any Participant during any period of 20.2(a), 20.3(a), or 20.4 apply. (b) Treatment of Beneficiaries. For purposes of this Section, a Participant and any Beneficiary on his behalf (including an alternate payee, as defined in Section 414(p)(8) of the Code) shall be treated as one participant. If the accrued benefit of a Participant is allocated to such an alternate payee and one or more other persons, the amount under Section 20.2(a) shall be allocated among such persons in the same manner as the accrued benefit is allocated unless the qualified domestic relations order (as defined in Section 414(p)(1)(A) of the Code) provides otherwise. 20.6 Provisions Applicable After Limitations Cease to Apply. (a) Resumption of Prohibited Payments. If a limitation on prohibited payments under Section 20.2(a), Section 20.3(a), or Section 20.4 applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date. In addition, after the section 436 measurement date on which the limitation on prohibited payments under Section 20.2(a) ceases to apply to the Plan, any Participant or Beneficiary who had an annuity starting date within the period during which that limitation applied to the Plan is permitted to make a new election (within 90 days after the section 436 measurement date on which the limit ceases to apply or, if later, 30 days after receiving notice of the right to make such election) under which the form of benefit previously elected is modified at a new annuity

310468743.12 66 Business Use starting date to be changed to a single sum payment, to the extent otherwise available under the Plan, for the remaining value of the Participant or Beneficiary s benefit under the Plan, subject to the other rules in this Article of the Plan and applicable requirements of Section 401(a) of the Code, including spousal consent. Also, after the section 436 measurement date on which the limitation on prohibited payments under Section 20.3(a) ceases to apply to the Plan, any Participant or Beneficiary who had an annuity starting date within the period during which that limitation applied to the Plan is permitted to make a new election (within 90 days after the section 436 measurement date on which the limit ceases to apply or, if later, 30 days after receiving notice of the right to make such election) under which the form of benefit previously elected is modified at a new annuity starting date to be changed to a single sum payment, to the extent otherwise available under the Plan, for the remaining value of the Participant fit under the Plan, subject to the other rules in this Article of the Plan (including Section 20.2(a)) and applicable requirements of Section 401(a) of the Code, including spousal consent. (b) Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 20.3(c) applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR § 2530.204-2(c) and (d). In addition, benefit accruals that were not permitted to accrue because of the application of Section 20.3(c) shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or percentage for the Plan Year would not be less than 60 percent taking into account any restored benefit accruals for the prior Plan Year. (c) Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 20.3(b), but is permitted to be paid later in the same certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of § 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 20.3(b)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit. (d) Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 20.2(b) or Section 20.3(c), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of § 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

20.7 Notice Requirement. See Section 101(j) of ERISA for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the plan has become subject to a limitation described in Section 20.2(a), Section 20.3, or Section 20.4.

20.8 Methods to Avoid or Terminate Benefit Limitations. See Section 436(b)(2), (c)(2), (e)(2), and (f) of the Code and § 1.436-1(f) of the Treasury Regulations for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 20.2 through 20.4 for a Plan Year. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections 20.2 through 20.4 for a Plan Year include employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage, making the Employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

20.9 Special Rules.

(a) Rules of Operation for Periods Prior to and After Certification of Plan's Adjusted Funding Target Attainment Percentage.

(i) In General. Section 436(h) of the Code and § 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the Plan's enrolled actuary issues a certification of the Plan's adjusted funding target attainment percentage for the Plan Year and (2) if the Plan's enrolled actuary does not issue a certification of the Plan's adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary issues a range certification for the Plan Year pursuant to § 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Section 436(h) of the Code and § 1.436-1(h) of the Treasury Regulations applies to the Plan, the limitations under Sections 20.2 through 20.4 are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Section 436(h) of the Code and § 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 20.9(a)(ii) through (iv).

67

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310468743.12 68 Business Use (ii) Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section 20.2, 20.3, or 20.4 applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 20.9(a)(iii) or Section 20.9(a)(iv) applies to the Plan: (A) The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and (B) The first day of the current Plan Year is a section 436 measurement date. (iii) Presumption of Underfunding Beginning First Day of 4th Month. If target attainment percentage for the Plan Year before the first day of the 4th month rcentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in §1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the 4th month of the certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 20.9(a)(iv) applies to the Plan: (A) The adjusted funding target attainment percentage of the target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and (B) The first day of the 4th month of the current Plan Year is a section 436 measurement date. (iv) Presumption of Underfunding On and After First Day of 10th Month funding target attainment percentage for the Plan Year before the first day of the certification for the Plan Year pursuant to § 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year: (A) The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and

310468743.12 69 Business Use (B) The first day of the 10th month of the current Plan Year is a section 436 measurement date. (b) New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules. (i) First 5 Plan Years. The limitations in Section 20.2(b), Section 20.3(b), and Section 20.3(c) do not apply to a new Plan for the first 5 Plan Years of the Plan, determined under the rules of Section 436(i) of the Code and § 1.436- 1(a)(3)(i) of the Treasury Regulations. (ii) Plan Termination. The limitations on prohibited payments in Section 20.2(a), Section 20.3(a), and Section 20.4 do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Article of the Plan do not cease to apply as a result of termination of the Plan. (iii) Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections 20.2(a), 20.3(a), and 20.4 do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Section 20.9(b)(iii) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect. (iv) Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which target attainment percentage for the Plan Year, the limitations under Section 20.2(b) and Section 20.3(b) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of § 1.436-1(g)(2)(iii) of the Treasury Regulations. (c) Special Rules Under PRA 2010. (i) Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 20.2(a) or 20.3(a) apply to payments under a social security leveling option, within the meaning of § 436(j)(3)(C)(i) of the Code, the adjusted funding target attainment percentage for a published guidance thereunder issued by the Internal Revenue Service. (ii) Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 20.3( c) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the "Special Rule for Certain Years" under Section 436G)(3) of

310468743.12 70 Business Use the Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable). 20.10 Definitions. The definitions in the following Treasury Regulations apply for purposes of Sections 20.2 through 20.9: § 1.436-1 (j)(l) defining adjusted funding target attainment percentage;§ 1.436-l(i)(2) defining annuity starting date;§ 1.436-l(j)(6) defining prohibited payment;§ l.436-l(j)(8) defining section 436 measurement date; and§ 1.436-l(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit. IN WITNESS WHEREOF, the Designated Employer has caused this instrument to be duly executed in its name and on its behalf, and in the name and on behalf of the Employer, as of this 24th day of February, 2022. PPL SERVICES CORPORATION By: Angela K. Gosman Senior Vice President & Chief Human Resources Officer

APPENDIX I

NEW ENGLAND ELECTRIC SYSTEM COMPANIES
FINAL AVERAGE PAY PENSION PLAN I
AS IN EFFECT THROUGH MARCH 30, 2000

1. New England Electric System Companies Final Average Pay Pension Plan effective as of April 1, 1972 signed February 22, 1973.

2. Amendment by substitution effective March 13, 1974.

3. Group Annuity Contract No. 139 GAC issued by John Hancock Mutual Life Insurance Company, effective December 30, 1943, and as amended through Amendment No. 64 effective April 1, 1972 signed March 13, 1974.

4. Variable Annuity Plan of New England Electric System Companies, effective August 1, 1963, and as amended through Amendment No. 5 effective April 1, 1972.

5. Group Annuity Contract No. 828 GAC issued by John Hancock Mutual Life Insurance Company, effective December 30, 1 9 43, and as amended through Amendment No. 3 effective as of February 1, 1973.

6. Trust Agreement with State Street Bank and Trust Company, dated November 25, 1963, and as amended February 22, 1973.

7. Trust Agreement with First National Bank of Boston (formerly Old Colony Trust Company), dated November 25, 1963, and as amended February 22, 1973.

8. Director's Votes naming Participating Employer adopted at the Board of Director's Meeting of NEPSCO on April 23, 1973.

9. Directors' Votes specifying Early Retirement Factors adopted at the Board of Directors' Meetings of NEPSCO on March 26, 1974, Granite State on March 29, 1974, Mass. Electric on March 20, 1974, Narragansett Electric on March 20, 1974, and New England Power on March 26, 1974.

10. Directors' Votes increasing pension payments to retirees adopted at the Board of Directors I Meetings of NEPSCO on December 20, 1974, Granite State on December 27, 1974, Mass. Electric on December 18, 1974, Narragansett Electric on December 20, 1974, and New England Power on December 30, 1974.

11. Directors' Votes amending the Plan to conform to ERISA adopted at the Board of Directors' Meetings of NEPSCO on April 20, 1976, Granite State on June 25, 1976, Mass. Electric on June 16, 1976, Narragansett Electric on June 22, 1976, New England Power on June 30, 1976, and Yankee Atomic on June 25, 1976.

12. Directors' Votes giving additional benefits for those members of the Plan hired between April 1, 1969, and March 31, 1970, adopted at the Board of Directors' Meetings of

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NEPSCO on June 22, 1976, Granite State on June 25, 1976, Mass. Electric on June 16, 1976, Narragansett Electric on June 22, 1976, New England Power on June 30, 1976, and Yankee Atomic on June 25, 1976.

13. Amendment by Substitution effective April 1, 1976.

14. Directors I Votes permitting participants receiving payments under Variable Annuity NEPSCO on October 13, 1978.

15. Amendment by Substitution effective May 1, 1979.

16. Directors I Votes amending measure of computation of variable benefit and amending a portion of Hours of Service section to conform to Department of Labor Regulations adopted at the Board of Directors Meeting of NEPSCO on January 21, 1981.

17. Directors' Votes increasing percentage multiplier for Years of service in excess of 30 and amending definition of compensation adopted at Board of Directors Meeting of NEPSCO on November 22, 1982.

18. Directors' Votes amending Section 2.24 adopted at Board of Directors Meeting of NEPSCO on May 23, 1983.

19. Directors' Votes amending Plan to provide benefits for Manchester Employees adopted at Board of Directors Meeting of NEPSCO on June 21, 1983.

20. Amendment by Substitution effective as of January 1, 1984.

21. Directors' Votes increasing percentage multiplier for Years of Service in excess of 30 adopted at Board of Directors Meeting of NEPSCO on May 21, 1984.

22. Directors' Votes amending the Plan, effective August 23, 1984, to provide automatic survivor benefits for spouses in conformance with the Retirement Equity Act of 1984, and amending the definition of compensation to include salary reduction contributions under 401(k) plans, adopted at Board of Directors Meeting of NEPSCO, on November 30, 1984.

23. Directors I Votes amending the definition of compensation to include salary reduction contributions under the New England Electric System Companies Section 125 Medical Benefit Payment Plan, adopted at Board of Directors Meeting of NEPSCO on February 26, 1986.

24. Amendment by Substitution effective as of January 1, 1985.

25. Directors' Vote amending the language of Basic Retirement Amount (6.1) by eliminating outdated language. This amendment was approved at the NEPSCO Board of Directors meeting on April 23, 1986.

26. Directors' Vote amending: Section 2.13, Compensation, to meet Yankee's concerns as to deferred compensation; Section 5.2, Early Retirement Date, eliminating the requirement

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that 59 days elapse after notice of termination as a prerequisite for Early Retirement Benefits; by adding Section 5.5, Participants on Disability, so that retirement benefits cannot be granted simultaneously with short-term or long-term disability benefits; Section 6.4, Minimum Benefits, increasing benefits to a surviving spouse; Section 6.7, Postponed Retirement Income - Amount to insure individuals working after age 65 are no worse off than if they had left on their Normal Retirement Date; Section 6.9, Retiree Benefit Increases, to protect retirees against benefit loss due to inflation and Plan design; and by adding Section 10.4, Agent for Service, to meet a form requirement for government filings. All of these amendments were approved at the NEPSCO Board of Directors meeting on August 27, 1986.

27. Directors' Vote amending: Section 2.43, Retirement Administration Committee, by replacing it with Section 2.9, Benefits Committee; Section 2.44, Retirement Trust Committee, by replacing it with Section 2.10, Benefits Appeal Committee; Article II, V and VI, by eliminating Section 2.41, Postponed Retirement Date, 5.2, Postponed Retirement Date, and 6.7, Postponed Retirement Income - Amount, because the Code no longer allows benefits to be frozen after age 65; Section 3.1, Participants on April 1, 1988, by adding subsection 3.1(b) to allow those previously ineligible to become eligible in accordance with Code changes. All of these amendments were approved at the NEPSCO Board of Directors meeting on April 1, 1988.

28. Directors' Vote amending: Retirement Benefits Date, in order to comply with Section 401(a)(9) of the code; Section 4.7, Reemployment, because addition of Section 411(b)(1)(H) of the Code eliminates restraint on accrual of benefits beyond a Participant's Normal Retirement date; Section 5.6, Concurrent Retirement Benefits Date, in order to comply with Section 401(a)(9) of the Code; Section 5.3, Vesting, Section 411(a)(2) of the Code changes vesting period from ten years to five years; Section 6.3, Normal Retirement Income - Amount, Concurrent Retirement Benefits is added to the first paragraph so that calculation of benefits can be made when a Participant reaches his or her Concurrent Retirement Benefits Date; Section 6.8, Concurrent Retirement Benefits - Amount, in order to comply with Section 401(a)(9) of the Code. Sets out how payments are calculated when a Participant reaches his or her Concurrent Retirement Benefits Date and how benefits will be re-calculated at termination; Section 9.1, Waiver of Normal Form and Election of optional Form of Payment, adds provision stating that the waiver and election provision is effective against benefits payable as of the Participant's Concurrent Retirement Benefits Date and those benefits payable after termination; Section 9.4, Optional Forms of Payment, adds Concurrent Retirement Benefits Date to subparagraph 9.4(b)(ii); Section 1.3, Qualification and Effect, inserts April 1, 1988, as effective date of the amendment and restatement; Section 2.13, Compensation, Changes the Salary Reduction Medical Expense Plan to Section 125 Medical Benefit Payment Plan; Section 3.1, Participants on April 1, 1988, changes to reflect that Participants under the plan prior to the amendment continue as such after adoption of amended Plan; Section 3.2, Participants after April 1, 1988, amended due to changes to Normal Retirement Date (2.41) and Early Retirement Date (5.2); Section 4.8, Transfers, amended by removing "subsequent to the Effective Date"; Section 5.2, Early Retirement Date, employee who becomes a Participant after his or her 60th birthday will be eligible for Normal Retirement; Section 6.2, Normal Form of Payment, adds Concurrent Retirement Benefits Date to subsection 6.2(a) so that benefits

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revert to a straight annuity if the Participant's Spouse should die while Participant is receiving Concurrent Retirement Benefits; Section 6.5, Early Retirement Income Amount, by changing the definition of Normal Retirement Date (2.41); Section 6.6, Deferred Vested Retirement Income Amount, by inserting "earliest" before Normal Retirement Date; Section 6.9, Retiree Benefit Increases, by deleting; Section 7.2, Amount of Spouse's Benefit, by adding subsection 7.2(c) which explains Pre-Retirement Spouse Benefit; Section 8.1, Termination of Employment - Manchester Employee, by including earliest prior to Normal Retirement Date; Section 8.2, Termination by Death, by including earliest prior to Normal Retirement Date where that date is critical; Section 9.2, Waiver Period, by including earliest prior to Normal Retirement Date where that date is critical. All of these amendments were approved at the NEPSCO Board of Directors meeting on November 21, 1988.

29. Directors' votes amending the benefit formula, taken by the Board of Directors of each Employer, the final vote being a unanimous written consent by the Board of Directors of NEPSCO dated as of March 29, 1991.

30. Amendment by substitution effective April 1, 1991.

31. Directors' Vote amending: Section 19.3(a), Payment of Benefits, in respect to vested benefits of any terminated employee; Section 6.6(b)(i), Early Retirement Income Amount, re participants who were employees of Yankee Atomic Electric prior to retirement and participants who were employees of a New England Electric System Company prior to retirement. These amendments were approved at the NEPSCO Board of Directors meeting on August 28, 1991.

32. Directors' Vote amending: Section 5.4, Vesting, by adding a second paragraph stating that a participant who is an employee of Yankee Atomic Electric Company whose termination date is between February 26, 1992, and December 31, 1993, shall be 100% the cessation of operations at the Rowe, Massachusetts plant; Addition of Supplement A at the end of the Plan regarding special voluntary early retirement program for certain employees of Yankee Atomic Electric Company. These amendments were approved at the NEPSCO Board of Directors meeting on May 19, 1992.

33. Directors' vote renumbering Article XVIII as XIX; addition of the following Definitions under Article II - 2.20, Eligible Retired Medical Participant means a Participant whose Termination date has occurred, who is eligible for retiree medical benefits under Employers' retiree medical program, and is not a key employee; 2.25, 401(h) Account means the account established in accordance with Section 18.1; 2.38 Medical Benefits means benefits related to medical expenses as defined in Section 213(d) of the Code; addition of Article XVIII Retiree Medical Account 18.1, 401(h) Account means establishment of an account as of January 1, 1992 by the Benefits Committee from which Medical Benefits may be paid to Eligible Retired Medical Participants. The account will be separate for record keeping purposes but need not be segregated from other assets of the Plan for investment purposes. No part of the corpus or income from the Account may be used f or purposes other than medical. Amounts remaining after payment of benefits will be returned to the Employers; 18.2, Payment of Medical Benefits will be provided under

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the Employers' retiree medical programs. Assets of the 401(h) Account will be available to provide benefits to any Eligible Retired Medical Participant without the need of a separate fund or subaccount; 18.3, Contributions to the 401(h) Account Employers may make direct contributions to the Account in any amount and at any time. Contributions are subject to general conditions relating to Plan contributions. The aggregate amount of the contributions for life insurance protection shall not exceed 25 percent of the total actual contributions of the Plan under Sections 18.3 and 11.1. Forfeitures must be applied to reduce Employer contributions to fund such benefits. These amendments were approved at the NEPSCO Board of Directors Meeting on November 25, 1992.

34. Directors' Vote adding: Supplement B, Special Early Retirement Program, effective February 1, 1993. Sets forth provisions regarding special voluntary early retirement program for certain NEES company employees. This amendment was approved by the NEPSCO Board of Directors by Unanimous Written Consent on February 5, 1993.

35. Directors' Vote amending: Subsection 4.3(b), Hours of Service means hour for which an Employee is paid for time during which no duties were performed; provided that not more than the greater of (i) 1001 Hours of service less the number of Hours otherwise earned in the Plan Year, or (ii) . . . . This amendment was approved at the NEPSCO Board of Directors Meeting on March 31, 1993.

36. Directors' Vote amending: Section 2.13, Compensation is defined to clarify the method of calculation and to conform to the definition of compensation used in FAPP II; Section 2.24, Final Average Compensation amended to determine Final Average Compensation on a rolling average basis as opposed to anniversary basis and decreases the amount of annual compensation used under the Plan from $200,000 to $150,000 and clarifies without change the last sentence; Section 3.2, Participants After April 1, 1991 amended by striking subsection (b) regarding employment subsequent to March 31, 1991; Section 3.2A, Participants after November 30, 1993 definition added (the Board voted to add this section "substantially in the form" however, it was never executed by an officer in the original format); Section 4.3, Hour of Service amended to provide for the use of equivalencies in determining Years of Service for purposes of service credit, vesting and breaks in service; Section 9.1, Waiver of Normal Form and Election of Optional Form of Payment amended to clarify the meaning of consent of spouse; Section 18.3, Payment of Benefits added to eliminate PBGC premiums for employees during their first year of employment and for those who leave unvested. These amendments were approved at the NEPSCO Board of Directors Meeting on November 24, 1993. Sections 3.2 and 18. 3 became effective April 1, 1994 and sections 2.13, 2.24, 4.3, and 9.1 became effective January 1, 1994.

37. Directors' Vote amending: Section 2.24, Final Average Compensation changes the starting date of computation of earnings from January to April 1, 1994; Section 6.4, Minimum Benefit adds subpart (f) to reflect the $150,000 limit on Compensation made effective April 1, 1994. These amendments were approved at the NEPSCO Board of Directors Meeting on February 28, 1994.

38. Directors' Vote amending: Section 2.13, Compensation defined to exclude Yankee merit award bonuses and include Yankee 125 medical benefit plan contributions; Section 2.21,

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Employee specifically excludes certain individuals from the definition of Employee, such as independent contractors, in order to ensure that such parties could not make a future claim against the plan or a NEES company for benefits; Section 2.24, Final Average Compensation clarifies the prior amendment that was made to implement the use of equivalencies under Section 4.3 Hour of Service; Section 3.1, Participants on November 30, 1993, changed to work consistently with Section 3.2, Participants after November 30, 1993; Section 3.2, Participants after November 30, 1993 modified language to ensure participants' benefits are not adversely affected by the one-year delay in participation, which change minimizes PBGC premium paid by plan; Section 4.1, Years of Service clarifies that re-employed participants will, if a full year of service has not been attained, be credited with the pro-rata partial service credit in the year of re-employment and the last year of employment prior to re-employment; Section 4.3, Hour of Service provides that individuals who are re-employed after having commenced receiving pension income (in accordance with subsection 4.7(d)) will have their Hours of Service counted on an actual hour basis rather than an equivalency basis. This change was made because the equivalency basis makes 4. 7 (d) inoperable since part-time employees work partial work-weeks over the course of the year; Section 5.7, Benefits During Employment added to clarify, save for certain specified exceptions, a participant may not collect a pension while employed by an Employer; Section 9 .4 , Optional Forms of Payment clarifies that the Social Security adjustment option may be elected in conjunction with other options. Section 12.6 Powers and 12 .10 Authority to Act clarified to show that there may be entities other than the insurance company payment administrator and trustee that may have possession of the plan assets for investment purposes. These amendments were approved at the NEPSCO Board of Directors Meeting on May 25, 1994.

39. Amendment by Substitution effective January 1, 1995.

40. Directors Vote amending Section 2.25, Final Average Compensation, to include the Participant's highest average twelve-month Compensation during any consecutive sixty month period of employment or total employment if less than sixty months within the last one hundred and twenty months of employment; provided that on or after April 1, 1994, no more than $150,000 annually of Compensation shall be considered in computing Final Average Compensation. This amendment was approved at the NEPSCO Board of Directors Meeting on February 9, 1996.

41. Directors Vote amending Section 2.14, Compensation as to payments made on or after 1/1/96, such earnings shall exclude Yankee Atomic Electric Company lump sum payments. This Amendment was approved at the NEPSCO Board of Directors Meeting on February 28, 1996.

42. Directors' Vote amending Section 2.14, Compensation adding language excluding shares allocated or actual shares granted under The New England Electric Companies Long-Term Performance Share Awarded Plan; New Section 2.25a, Final Average Transferred Compensation means the highest average of the Transferred participant's twelve-month Transferred Compensation during any consecutive sixty-month period of employment (or during total employment if less than sixty months) within the last one hundred twenty months of employment; however, on or after April 1, 1994, no more than $150,000

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annually of Transferred Compensation shall be taken into account in computing Final Average Transferred Compensation. Bonuses are excluded from Final Average Transferred Compensation. Consecutive months of employment shall not include approved leaves of absence during which time the employee received disability payments; New Section 2.53a, Transferred Compensation defined as payments made prior to 1/1/85 which include salesman's commission but exclude: overtime pay, bonuses, reimbursement of expenses, payments made from medical retirement, short-term disability, etc. Payments after 1/1/85 shall include salesman' commissions and contributions made by an Employer under various Company plans. But, excludes overtime pay, bonuses, awards, reimbursement of expenses, etc.; New Section 2.53(b), Transferred Employee means an individual transferred to the Northborough Customer Service Center who before such transfer was covered by a collective bargaining agreement; Section 6.1 amended by adding new subsection (c) which sets out the calculation for the Basic Retirement Amount for a Transferred Employee under the Plan; Section 6.6 amended by addition of t ab le s to calculate Basic Retirement Amount for a Transferred Employee. These amendments were approved at the NEPSCO Directors Meeting on May 22, 1996.

43. Directors Vote amending Section 2.14, Compensation definition as to payments made on or after 12/1/96. Earnings shall exclude Yankee Atomic Electric Company merit lump sum payments. Section 2.22, Employee, shall not include individuals classified by Yankee Atomic Electric Company as "associate employees". These amendments were approved at the NEPSCO Directors Meeting on August 28, 1996.

44. Directors Vote amending Section 5.7, Benefits During Employment amended to clarify the circumstances under which an individual may not begin to collect a pension benefit while working for a non-participating affiliated employer; Sections 4.6, Additional Service Credits and 5.4 Vested Terminations amended to provide for the granting of vesting service credit for employees of companies that fall within a "control group" and employees who go to work for certain other non-participating affiliated employers. The "control group" credit is required under BRISA (applies to 80% owned affiliates and subsidiaries); Supplement C to The New England Electric System Companies' Final Average Pay Pension Plan I which forms a part of the Plan sets forth special provisions of the Plan pertaining to the merger of the Nantucket Electric Company Employee Pension Plan (union and non-union with and into the Plan. These amendments were approved at the NEPSCO Directors Meeting on December 2, 1996.

45. Directors Vote amending subsection (a) of Section 17.1, Events Constituting Termination, amended to reflect that the spin-off of Yankee Atomic Participants and the termination of participation in the Plan by Yankee Atomic shall not constitute a partial termination of the Plan; Section 19.14, Provisions Relating to Yankee Atomic Spin-off, adds provisions governing the spin-off of certain Plan assets and Plan liabilities with respect to Yankee Atomic Participants. Amendments approved by Action take by unanimous Written Consent by the NEPSCO Board of Directors on July 24, 1997.

46. Directors Vote to execute an amended and restated Plan document at Nepsco Board of Directors meeting on November 25, 1997.

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310468743.12 78 Business Use 47. Directors Vote to amend the Plan by the addition of the Special Voluntary Early Retirement Offer for Non-Union Employees, Supplement D at NEPSCO Board of Directors meeting on November 25, 1997. 48. Directors Vote to amend the Plan to provide that each Participant who is receiving payments under the Variable Annuity Plan may elect, in accordance with procedures to be established by the Benefits Committee, to convert his or her variable benefit to a fixed benefit. This amendment was approved at the NEPSCO Board of Directors meeting on May 27, 1998. 49. be 100% vested after five Years of Service. Further, any Participant who is an employee of a New England Electric System Company whose Termination Date is between April 1, 1998 and March 31, 1999, shall be 100 % vested in his or her Accrued Benefit, provided of the electric utility industry or (b) immediately followed by employment by U.S. Generating Company pursuant to the sale of the New England Electric System approved by the NEPSCO Board of Directors meeting on November 25, 1998. 50. Directors Vote to amend the Plan to incorporate the interest and mortality rate assumptions was approved by the NEPSCO Board of Directors meeting on July 15, 1999. 51. Directors Vote to amend the Plan to incorporate the Year 2000 Voluntary Early Retirement Offer. This amendment was approved by the NEPSCO Board of Directors meeting on July 15, 1999.

FOLLOWING PLAN REDESIGN

1. Directors Vote to (i) amend, restate and rename the Plan the National Grid USA Companies' Final Average Pay Pension Plan and (ii) merge the New England Electric System Companies' Final Average Pay Pension Plan II and the Employees' Retirement Plan of Eastern Utilities into the Plan, effective March 31, 2000. The amendment and restatement of the Plan was approved by the National Grid USA Service Company Board of Directors by Unanimous Written Consent on March 15, 2000. In addition to the name change and the plan mergers, the amended and restated Plan: (i) revises the definition of Compensation to eliminate references to the National Grid USA Companies' Goal Program and clarifies certain bonus references (Section 2.14); (ii) substitutes references to National Grid USA for references to New England Electric System and New England Power Service Company as needed, (iii) revises the definition of Employee to include leased employees for vesting service credit purposes in accordance with applicable law (Section 2.25); (iv) without changing the definition substantively, revises the definition of Normal Retirement Date in accordance with applicable law (Section 2.50); (v) adds a provision which states that if National Grid adopts a new vesting schedule for the Plan, existing participants will not be detrimentally affected (Section 5.8); (vi) revises the Basic Retirement Amount for certain participants to reflect the retirement income adjustment provided under Appendix IV (Section 6.1(a)(vi)); (vii) clarifies that if a participant has years of service as both a nonunion employee and a union employee, the participant's benefit is determined based on the definition of compensation that corresponds with his or her status and service as a nonunion or as a union employee, but using whichever benefit formula the participant retires under subject to anti-cutback rules under applicable law (Section 6.6(f) an d 19.3(c)); (viii) incorporates a minimum monthly benefit for nonunion employees (Section 6.6(h); (ix) incorporates certain provisions required by law regarding top heavy plan years (Section 15.4); (x) reflects that the "applicable interest rate" for calculating benefits is determined with respect to the Plan Year a participant's distribution occurs (Section 19.3); (xi) revises the terms of the 2000 Voluntary Early Retirement Program to use the lower of the available interest rates for determining lump sum values regardless of the electing employee's annuity commencement date (Supplement B); and (xii) eliminates references to Transferred Employees. The interest rate change for the 2000 Voluntary Early Retirement Program described in item (xi) above was approved pursuant to a Board of Directors vote taken on April 26, 2000.

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310468743.12 80 Business Use APPENDIX IA NEW ENGLAND ELECTRIC SYSTEM COMPANY AVERAGE PAY PENSION PLAN II AS IN EFFECT THROUGH MARCH 30, 2000 A. New England Electric System companies Final Average Pay Pension Plan II 1. New England Electric System Companies Final Average Pay Pension Plan II effective as of March 1, 1978, signed March 27, 1980. 2. Amendment by Substitution effective as of April 1, 1978. 3. amending a portion of Hours of service section to conform to Department of Labor Regulations adopted at the Board of Directors Meetings of NEPSCO on January 21, 1981. 4. a multiemployer plan adopted at the Board of Directors Meeting of NEPSCO on September 18, 1981. 5. Votes increasing percentage multiplier for Years of Service in excess of 30 adopted at Board of Directors Meeting of NEPSCO on November 22, 1982. 6. NEPSCO on May 23, 1983. 7. Direc adopted at Board of Directors Meeting of NEPSCO on June 21, 1983. 8. Amendment by Substitution effective as of January 1, 1984. 9. of Service in excess of 30 adopted at Board of Directors Meeting of NEPSCO on May 21, 1984. 10. automatic survivor benefits for spouses in conformance with the Retirement Equity Act of 1984, and amending the definition of compensation to include salary reduction contributions under 401(k) plans, adopted at Board of Directors Meeting of NEPSCO on November 30, 1984. 11. reduction contributions under the New England Electric System Companies Section 125 Medical Benefit Payment Plan, adopted at Board of Directors Meeting of NEPSCO on February 26, 1986. 12. Amendment by substitution effective as of January 1, 1985.

13. Directors' Votes amending: Section 5.2, Early Retirement Date, by eliminating the requirement that 59 days elapse after notice of termination as a prerequisite for Early Retirement Benefits; Article V by adding 5. 5, Participants on Disability, to resolve an issue raised when revising SPD's for personnel; 6.1, Basic Retirement Amount, to correct the omission of Yankee Union from this Section; 6.6, Minimum Benefit, to insure that Spouses receive a minimum benefit; 6.9, Postponed Retirement Date, to insure that individuals working after age 65 are no worse off than if they had left on their Normal Retirement Date; 6.11, Retiree Benefit Increase, by adding a one time increase to protect retirees against loss due to inflation and earlier Plan design; and Article X by adding 10.4, Agent for Service, in order to comply with IRS requirements. All of the above amendments were approved at the NEPSCO Board of Directors meeting on August 27, 1986.

14. Director's Vote amending: 2.33, High Three Years, by substituting Section 415 Compensation for aggregate compensation, in order to comply with the Code; Article II by adding 2.55, Section 415 Compensation, in order to comply with the Code; 4.5, Hours of Service Accumulated Solely for Service Continuity, by removing "eligibility service" where ever it appeared, because that language is not necessary; 6.10, Minimum Benefit, by replacing average compensation with Section 415 Compensation, and by adding subsections (a)(3) and (4) in order to comply with the Code; 9.2, Waiver Period, by designating a 90 day period for waiving the normal form of payment and electing an optional form, to be in conformity with the Code; and 17.4, Payment of Benefits, by adding an alternative means of determining a single lump sum payment of benefits distributable to a Participant. All of the above amendments were approved at the NEPSCO Board of Directors meeting on March 25, 1987.

15. Directors' Vote amending: Section 2.51, Retirement Administration Committee, by replacing it with Section 2.10, Benefits Committee; Section 2.52, Retirement Trust Committee, by replacing it with Section 2.11, Benefits Appeal Committee; Article II, V and VI, by eliminating Section 2.41, Postponed Retirement Date, 5.2, Postponed Retirement Date, and 6.7, Postponed Retirement Income - Amount, because the Code no longer allows benefits to be frozen after age 65, thereby obviating the need for those provisions; Section 3.1, Participants on April 1, 1988, by adding subsection 3.1(b) to allow previously ineligible Employees to become Participants in accordance with changes to the Code. All of the above amendments were approved at the NEPSCO Board of Directors meeting on April 1, 1988.

16. Directors' Vote adding, as Supplement A to the Plan, a voluntary early retirement program for certain Yankee Atomic Electric Company employees. This addition was approved at the NEPSCO Board of Directors meeting on May 1, 1992.

17. Directors' Vote amending: Sections 1.3, Qualification and Effect, to reflect an effective date of the various amendments incorporated into the Plan at the time; section 1.5, Supplement A, to reference the YAEC early retirement program; sections 2.13, Compensation, and 4.3, Hour of Service, to add subsections (c) and (d), respectively, in order to have base pay attributable to, and hours spent by an

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Employee union representative on union business, included under these provisions as agreed during collective bargaining; by deleting section 2.17, Continuous Service, and amending section 4.1, Years of Service, in order that the plan reflect current break in service rules (rather than those contained in earlier plan documents) for participants who retire on or after June 1, 1992, as agreed during collective bargaining; by deleting sections 2.21, 828 Accrued Benefit, 2.23, 828 Annual Additions, 2.24, 828 Basic Retirement Amount, 2.26, 828 Interest, and 6.2, 828 Basic Retirement Amount, and amending sections 2.21, 828 Participant, 6.4, 828 Normal Retirement Income - Amount, 6.5, Minimum Benefit, 6.6, Early Retirement Income - Amount, 6.7, Deferred Vested Retirement Income - Amount, and 16.3, Allocation of Assets, to provide 828 participants who retire on or after June 1, 1992, with a benefit computed utilizing the plans basic retirement formula in accordance with the terms of the recently negotiated collective bargaining agreements; section 7.2, Amount of Spouse's Benefit, to provide that if a participant dies while employed by the company and would have otherwise been eligible for retirement benefits under the plan, her/his surviving Spouse is entitled to a pre-retirement spouse benefit equivalent to a 100% contingent annuitant benefit, as agreed during collective bargaining; sections 2.42, Normal Retirement Date, 2.50, Social Security Amount, 5.2, Early Retirement Date, and 9.5, Limitation on Distributions to Beneficiaries and Contingent Annuitants, for clarification purposes to ensure compliance with the Internal Revenue Code; sections 2.13, compensation, 4.7, Reemployment, 5.5, Concurrent Retirement Benefits Date, 6.8, Concurrent Retirement Benefits - Amount, 7.3, Payment of Spouse's Benefit, and 9.2, Waiver Period, to clarify current plan operations; and other provisions in a non-substantive manner. All of the above amendments were made pursuant to a vote taken by the NEPSCO Board of Directors at their June 16, 1992 meeting.

18. Directors' Vote renumbering Article XXVI as XXVII and by the addition of Sections 2.21A, 2.26A, 2.39A, and Article XXVII. Adopted at Board of Directors' Meeting of NEPSCO, on November 25, 1992.

19. Director's Vote dated March 31, 1993, amending 2.13(c), Compensation, to clarify that counting hours an Employee spends on union business only applies to NEES company employees.

20. Director's Vote dated August 25, 1993, and Yankee Board vote dated June 11, 1993, amending 6.1, Basic Retirement Amount, to reflect a change in calculation factor for Yankee plan participants who are hired on or after June 1, 1993.

21. Director's Vote dated November 24, 1993, amending: 2.13, Compensation, to clarify that a participant who was previously a FAPP I participant will have the definition of Compensation under said plan apply to years that she/he participated in said plan and to implement a rolling average determination of Compensation; 2.26, Final Average Compensation, to reflect the Federally mandated $150,000 limit on compensation and to implement a rolling average determination of Final Average Compensation; 3.2, Participants after April 1, 1988, to provide that new employees will not become participants in the plan until after having been an

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employee for one year; 4.3, Hour of Service, to institute a system of equivalencies in lieu of counting actual hours of service; 9.1, Waiver of Normal Form and Election of Optional Form of Payment, to modify how the Benefits Committee will deal with circumstances were a spouse cannot be located; 18.5, Payment of Benefits, to provide that non-vested terminated participants will be deemed to have received a lump sum distribution.

22. Director's Vote dated May 25, 1994, amending (or adding, as the case may be): 2.13, Compensation, to exclude Yankee merit award bonuses from the definition of Compensation and include Yankee 125 medical benefit plan contributions; 3.2, Participants after April 1, 1988, to modify recently amended language in order to ensure that participants' benefits are not adversely affected by the recently added one year delay in participation, which change was intended merely to minimize PBGC premiums paid by the plan; 4.1, Years of Service, to clarify that reemployed participants will be credited with the prorata partial service credit in the year of reemployment and the last year of employment prior to reemployment if a full Year of Service has not been attained; 4.3, Hour of Service, to provide that individuals who are reemployed after having commenced receiving pension income (in accordance with subsection 4.7(d)) will have their Hours of Service counted on an actual hour basis rather than an equivalency basis; 5.6, Benefits During Employment, (added) in order to clarify that, save for certain specified exceptions, a participant may not collect a pension while employed by an Employer; 9.4, Optional Forms of Payment, to clarify that the social security adjustment option may be elected in conjunction with other options; 12.6, Powers, and 12.10, Authority to Act, to clarify that there may be entities other than the insurance company payment administrator and trustee that may have possession of plan assets for investment purposes; 18.5, Payment of Benefits, to be consistent with FAPP I and in a manner that satisfies the requirements of IRC Regulation Section 1.417(e)-1(d)(3).

23. Directors Vote amending Section 2.26, Final Average Compensation to include the Participant's highest average twelve-month Compensation during any consecutive sixty-month period of employment or total employment if less than sixty months within the last one hundred and twenty months of employment; provided that on or after January 1, 1994, no more than $150,000 annually of Compensation shall be considered in computing Final Average Compensation; Section 18.5 is amended to set forth the method of direct trustee-to-trustee transfer of 'eligible rollover distributions' to an eligible retirement plan. These amendments were approved at the NEPSCO Board Meeting on February 9, 1996.

24. Directors Vote amending Section 2.13 by adding new sub-section (d) which states that other than for Yankee Atomic Electric Company employees, such earnings shall include guaranteed lump sum payments. This amendment was approved at the NEPSCO Board Meeting on February 28, 1996.

25. Directors Vote adding Section 1.6 and Supplement B to form part of the Plan. Supplement B sets forth special provisions of the Plan pertaining to the merger of

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310468743.12 84 Business Use approved at the NEPSCO Board Meeting on December 2, 1996. 26. Directors Vote amending Subparagraph (6) of paragraph 16.1, Events Constituting Termination, to reflect that the spin-off of Yankee Atomic participants and the termination of participation in the Plan by Yankee Atomic shall not constitute a termination or partial termination of the Plan; Section 18.12, Provisions Relating to the Yankee Atomic Spin-off, adds provisions governing the spin-off of certain Plan assets and Plan liabilities with respect to Yankee Atomic Participants. Amendments approved by Action taken by Unanimous Written Consent by the NEPSCO Board of Directors on July 24, 1997. 27. Directors Vote to execute an amended and restated Plan document at NEPSCO Board of Directors meeting on November 25, 1997. 28. Directors Vote to amend the Plan by the addition of the Special Voluntary Early Retirement Offer for Union Employees, Supplement D at the NEPSCO Board of Directors meeting on February 25, 1998. 29. Directors vote to amend the Plan to provide that any Participant who is an employee of a New England Electric System company whose termination date is between April 1, 1998 and March 31, 1999, shall be 100% vested in his or her Accrued Benefit, provided that resulted from restructuring of the electric utility industry or (b) immediately followed by employment by U.S. Generating Company pursuant to the sale of the generation business to U.S. Generating Company. This amendment was approved at the NEPSCO Board of Directors meeting on November 25, 1998. 30. Directors Vote to amend the Plan to incorporate the interest and mortality rate assumptions required under the General Agreements on Tariffs and Trade meeting on July 15, 1999. 31. Average Pay Pension Plan effective March 31, 2000. B. 1, 1976. C. The 828 Plan. Group Annuity Contract No. 828 GAC issued by John Hancock Mutual Life Insurance Company, effective December 30, 1943, as amended through Amendment No. 4 effective as of April 1, 1976.

310468743.12 85 Business Use Agreement as to wages, working conditions and seniority between The Narragansett Electric Company, New England Power Service Company and Local Nos. 310 and 314 of the Brotherhood of Utility Workers of New England, Incorporated, March 4, 1978 through March 3, 1980. Agreement as to wages, working conditions and seniority between Massachusetts Electric Company, New England Power Company and Local Union Nos. 446, 454, and 464 of the Utility Workers Union of America, AFL-CIO, March 21, 1978 through March 20, 1980. of NEPSCO on March 26, 1974, Mass. Electric on March 20, 1974, Narragansett Electric on March 20, 1974, and New England Power on March 26, 1974. Meetings of NEPSCO on December 20, 1974, Granite State on December 27, 1974, Mass. Electric on December 18, 1974, Narragansett Electric on December 20, 1974, and New England Power on December 30, 1974. Meetings of NEPSCO on April 20, 1976, Granite State on June 25, 1976, Mass. Electric on June 16, 1976, Narragansett Electric on June 22, 1976, and New England Power on June 30, 1976.

310468743.12 86 APPENDIX IV BASIC RETIREMENT BENEFIT ADJUSTMENT FOR ELIGIBLE PARTICIPANTS 1. Eligible Class; Applicability of Provisions. The provisions of this Appendix are effective as of March 1, 2000 and shall apply to certain Participants identified by their respective social security numbers on a schedule maintained by the Committee (and forming part of the National Schedule. 2. Benefit Adjustment. Subject to any reduction necessary to comply with Section 6.7, the Basic Retirement Amount of an eligible Participant shall be increased by the amount set forth on the Benefit Adjustment Schedule. Notwithstanding any provision of the Plan or this Appendix IV to the contrary, the amount provided to an eligible Participant in connection with this Appendix IV shall not equal or exceed an amount determined by the applicable regulations thereunder), and the Committee shall be authorized to take such actions necessary to ensure such discrimination does not occur (including reducing the amount of the benefit provided to an eligible Participant pursuant to this Appendix IV or freezing the benefit accruals of an eligible Participant under Section 6.1). 3. Time and Form of Distribution. The amount of any benefit adjustment provided under this Appendix shall be paid to the eligible Participant at the same time and in the same form as other benefits are payable to the eligible Participant under the Plan.

310468743.12 87 Benefit Adjustment Schedule under Appendix IV of Plan, the Basic Retirement Amount of each Participant identified by his or her social security number below will be increased by the monthly benefit amount (expressed as a single life annuity) set opposite his or her social security number below, determined as of his or her Normal Retirement Date. Participants Monthly Benefit Adjustment 022-50-xxxx $2,965.67 143-38-xxxx $1,741.50 013-46-xxxx $2,660.42 014-40-xxxx $4,467.50 042-40-xxxx $5,623.00 030-38-xxxx $3,496.67 021-44-xxxx $5,197.25 041-44-xxxx $3,849.25 016-44-xxxx $2,612.50 190-36-xxxx $3,020.08 030-40-xxxx $1,998.08 146-38-xxxx $3,137.25 100-48-xxxx $5,029.33 314-46-xxxx $4,524.83 030-40-xxxx $2,221.75 001-56-xxxx $2,070.92 263-86-xxxx $4,259.83 023-34-xxxx $2,918.00 In the case of a Participant identified on this Benefit Adjustment Schedule (complete social security references on file with the Committee) who elects in accordance with the applicable provisions of the Plan to receive his or her benefits under the Plan prior to his or her Normal Retirement Date, he or she will have the amount of his or her monthly benefit adjustment reduced by the factor set forth in the table applicable to such Participant under the Plan. In the case of a Participant identified on this Benefit Adjustment Schedule who has less than one Year of Service on and after March 1, 2000 and before his and her retirement date, the amount of his or her monthly benefit adjustment will be reduced to the extent required under section 411(b) or 401(a)(4) of the Code.

SUPPLEMENT M

PROVISIONS REGARDING BENEFITS FOR VALLEY RESOURCES PENSION PLAN PARTICIPANTS

1. Merger of the Southern Union Company Valley Resources Employee's Pension Plan (for bargaining unit employees) (the "Valley Resources Union Plan") and the Southern Union Company Valley Resources Employee's Retirement Plan (for non-bargaining unit employees) (the "Valley Resources Non-Union Plan") (together the "Valley Resources Pension Plans) into the Plan. Effective as of August 24, 2006 (the "Merger Effective Date"), the Valley Resources Pension Plans merged with and into the Plan. As of the Merger Effective Date, all liabilities and assets of the Valley Resources Pension Plans transferred to, were assumed by, and became part of the Plan and associated trust hereunder. Further, the terms of the Valley Resources Pension Plans are hereby incorporated into the Plan by reference as if fully set forth herein as of the Merger Effective Date with such ongoing force and effect as set forth herein.

2. Valley Resources Pension Plans Terms Generally. Except as otherwise provided in this Supplement, the applicable terms of Articles I, II, III, IV, V, VI (excluding section 6.05(b)) and VII and section 11.07 shall remain effective (the "Continuing Terms") for all Valley resources Pension Plan participants (including employees who immediately prior to the Merger Effective Date had not yet met the eligibility requirements under Article III of a Valley Resources Pension Plan) who were subject to the terms of a Valley Resources Pension Plan immediately prior to the Merger Effective Date and any hired employees who qualify for participation under paragraph 3 below, to the exclusion of duplicative provisions under the Plan. The applicable terms of the Plan shall, however, supersede those set forth in Articles VIII, IX, X, XI (excluding section 11.07), XII, XIII, XIV and XV, section 6.05(b), as well as corresponding definitions under Article 1, of the Valley Resources Pension Plans, as of the Merger Effective Date. Years of service for vesting purposes, but for no other purpose, shall include the combined vesting service for any participant in the Plan who has both vesting service under either or both Valley Resources Pension Plans and/or any other provisions of the Plan. Further, certain Continuing Terms are hereby clarified as set forth in paragraph 5 below effective as of the Merger Effective Date, except as otherwise stated in paragraph 5.

3. Treatment of Valley Resources Union Plan participants. The following applies to participants who were covered by the Valley Resources Union Plan immediately prior to the Merger Effective Date (including employees who immediately prior to the Merger Effective Date had not yet met the eligibility requirements under Article III of the Valley Resources Union Plan) ("Existing Union Participant") or who become an employee of a participating employer represented by Local 472 (or its successor, Local 310B) of the Utility Workers Union of America whose participation is contemplated by the terms of the applicable collective bargaining agreement ("New Union Employee"): each Existing Union Participant shall continue to participate in, including accrue benefits under, the applicable Continuing Terms of the Valley Resources Union Plan and New Union Employees shall become eligible to participate in, and ultimately accrue benefits under, applicable Continuing Terms of the Valley Resources Union Plan, all to the exclusion of other benefits, rights and features available to other participants under the Plan; effective December 31, 2008, however, accruals under the Valley Resources Union Plan provisions of the Plan will freeze, and commencing January 1, 2009, any Existing Union

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310468743.12 89 Participant or New Union Employee who is employed by an Employer on or after January 1, 2009, will be treated as follows: (i) his or her accrued benefit under the Plan will be calculated pursuant to Article VI of the Plan, as such article applies to Union Employees; (ii) if he or she had a vested Valley Resources Union Plan benefit as of December 31, 2008, the age 65 (normal retirement) vested accrued benefit shall be treated as a frozen age 65 floor Accrued Benefit (the value of said ension benefit as adjusted under Valley Resources Union Plan provision terms for early retirement as of benefits commencement); (iii) any pre-retirement spouse death benefit that becomes payable to a surviving spouse shall be based upon the greater of an a his or her Accrued Benefit at the time of death; and (iv) the Accrued Benefit will otherwise be paid in accordance with the terms of the Plan applicable to benefits accrued and determined under Article VI of the Plan applicable to Union Participants, except to the extent an optional form of payment is required to be maintained by law. 4. Treatment of Valley Resources Non-Union Plan participants. The following shall apply to participants who were covered by the Valley Resources Non-Union Plan immediately prior to the Merger Effective Date (including employees who immediately prior to the Merger Effective Date had not yet met the eligibility requirements under Article III of the Valley Resources Non-Union Plan) - a. each Existing Non-Union Participant shall continue to participate in, including accrue benefits under, the applicable Continuing Terms of the Valley Resources Non-Union Plan to the exclusion of other benefits, rights and features available to other participants under the Plan, which will remain true regardless of whether the subject participant transfers between participating employers; b. any non-union employee hired or re-hired by an Employer who has an outstanding accrued benefit under the terms of the Valley Resources Non-Union Plan upon hire (or rehire) shall resume participation under applicable Continuing Terms of the Valley Resources Non-Union Plan to the exclusion of other benefits, rights and features available to other participants under the Plan; provided, however, if said participant also has an accrued benefit under other non-union Plan terms (disregarding the Valley Resources Non-Union Plan provisions) he or she shall participate under the design the participant most recently accrued benefits under; c. otherwise, no new entrants under the Valley Resources Non-Union Plan provisions are intended to be created following the Merger Effective Date; and d. effective March 30, 2008, however, accruals under the Valley Resources Non- Union Plan provisions of the Plan will freeze, and commencing April 1, 2008, any Existing Non- Union Participant who is employed by an Employer on or after April 1, 2008, as well as any other non-union employee hired or re-hired by an Employer who has an outstanding accrued benefit under the terms of the Valley Resources Non-Union Plan provisions of the Plan as set forth in subparagraph (b) above upon hire or rehire, will be treated as follows: (i) his or her accrued benefit under the Plan will be calculated pursuant to Article VI of the Plan, as such article applies to Nonunion Employees, provided that for purposes of such calculation, Year of Service for periods prior to April 1, 2008 shall be based upon years of service calculated under Valley Resources Non- Union Plan terms up through March 31, 2008, and Compensation for the period prior to April 1,

310468743.12 90 2008 shall mean the amounts paid to such Participant and used to determine his or her accrued benefit under the Valley Resources Non-Union Plan up through March 31, 2008; (ii) if he or she had a vested Valley Resources Non-Union Plan benefit as of March 31, 2008, the age 65 (normal retirement) vested accrued benefit shall be treated as a frozen age 65 floor Accrued Benefit (the enefit at retirement will be no less than the frozen floor pension benefit as adjusted under Valley Resources Non-Union Plan provision terms for early retirement as of benefits commencement); (iii) any pre-retirement spouse death benefit that becomes payable to a benefit and his or her Accrued Benefit at the time of death; and (iv) the Accrued Benefit will otherwise be paid in accordance with the terms of the Plan applicable to benefits accrued and determined under Article VI of the Plan applicable to Non-Union Participants, except to the extent an optional form of payment is required to be maintained by law. 5. Clarifications to Certain Continuing Terms. a. Valley Reso calculations for purposes of determining annuity values (both normal and optional forms as well as pre-retirement spouse death benefits) and early retirement reduction factors are based upon the 1984 Unisex Pension Mortality Table and a 6.5% interest rate. b. upon whether the subject employee is employed on his or her first anniversary of employment and has been credited with at least one Hour of Service between the date of hire and the first anniversary of employment with subsequent tests being performed based upon a Plan Year basis c. Valley Re days measured on an elapsed time basis measured from the date of hire. d. - subparagraphs, and sections 6.10 subparagraphs (a), are subject to the change in the involuntary lump sum distribution cap set forth in the amendment of sections 6.05 effective March 28, 2005. e. Valley Resources Pension Plans sections 5.06 provide, among other things, that a suspended benefit will be recalculated at re-retirement (without actuarial adjustment for earlier payments) and paid in the same form of benefit previously commenced; the provisions also contemplate that in the event that the subject suspended participant were to die while in - retirement spouse death benefit on the total recalculated accrued benefit (or based upon the value of the previously elected form that included spouse as joint and survivor annuitant, if greater), but such provisions would not be applicable against the portion of benefit in payment status already elected to be received in a form of payment that did not include the spouse (such as a single life rather it would be effective against the incremental benefit accrued during the suspension period, if any, which incremental benefit would not therefo suspended accrued benefit.

310468743.12 91 f. Valley Resources Pension Plans sections 6.01 and 6.03. Sections 6.01 makes available to participants, annuities payable in the form of a single life annuity option (normal form of benefit for a single participant), a 50% joint and survivor annuity option (normal form of benefit for a participant married at the time of benefit commencement), a 50% joint and survivor annuity with a pop-up (should the joint and survivor annuitant pre-decease participant), a 100% joint and survivor annuity option, and a 100% joint and survivor annuity with a pop-up (should the joint and survivor annuitant pre-decease participant). Sections 6.03 permit a participant to select any joint and survivor annuitant of their choosing (subject to spouse consent). g. Valley Resources Pension Plans Article VII vesting provisions and sections 6.09 subparagraphs (b): Article VII provides that participants are vested in their accrued benefit under the plans upon the earlier of attaining Normal Retirement Age (if employed at the time) or completing 5 years of Vesting Service. Benefit accruals are calculated based upon Normal Termination, if later. Section 6.09 subparagraphs (b) is therefore of no force or practical effect. h. Effective on and after April 1, 2020, the one year of marriage requirement for the pre-retirement surviving spouse annuity under Section 4.04(d) of the Valley Resources Non-Union Plan shall no longer apply.